Exhibit 99.3
Execution Copy

STOCK PURCHASE AGREEMENT
By and Between
ALON ISRAEL OIL COMPANY, LTD.
(Seller)
and
DELEK US HOLDINGS, INC.
(Buyer)

The Purchase of
Certain Shares of Common Stock In
ALON USA ENERGY, INC.

APRIL 14, 2015

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SCHEDULES

Schedule 1.1(A)	Seller’s Knowledge Individuals
Schedule 1.1(B)	Buyer’s Knowledge Individuals
Schedule 3.1(c)	Seller Conflicts/Consents
Schedule 3.1(f)	Alon Shares Encumbrances/Disposal Restrictions
Schedule 3.2(c)	Buyer Conflicts/Consents
Schedule 4.2	Alon Conflicts/Consents
Schedule 4.3	Litigation
Schedule 4.5	Related Party Transactions
Schedule 6.11	Surviving Related Party Agreements

EXHIBITS

Exhibit A	Definitions and Interpretation
Exhibit 2.2(a)(iii)	Form of Delek Note
Exhibit 2.3	Form of Escrow Agreement
Exhibit 2.5(e)	Form of Registration Rights Agreement
Exhibit 2.5(f)	Form of Assignment of Registration Rights Agreement
Exhibit 2.5(h)	Seller Legal Opinion Topics
Exhibit 2.5(i)	Alon Israel Directors
Exhibit 2.6(f)	Buyer Legal Opinion Topics
Exhibit 6.9	Form of Resignation and Release

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STOCK PURCHASE AGREEMENT
THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into effective as of April 14, 2015 (the “Execution Date”), by and between ALON ISRAEL OIL COMPANY, LTD., an Israeli corporation (“Seller”), and DELEK US HOLDINGS, INC., a Delaware corporation (“Buyer”). Each of Seller and Buyer may be referred to herein individually as a “Party,” and collectively as the “Parties.”
RECITALS
WHEREAS, Seller is the record and beneficial owner of 33,691,292 shares of common stock, par value $0.01 per share, (the “Alon Shares”) of Alon USA Energy, Inc. (“Alon USA”);
WHEREAS, the Alon Shares represent all of the Equity Interest of Alon USA owned by Seller and its Affiliates, representing approximately 48% of the outstanding capital stock of Alon USA on the date hereof;
WHEREAS, Alon USA is the sole record and beneficial member of Alon USA Partners GP, LLC, a Delaware limited liability company (“Alon GP”), and holder of a majority of the outstanding limited partner interests in Alon Partners (as hereinafter defined);
WHEREAS, Alon GP is the sole general partner of Alon USA Partners, LP, a Delaware limited partnership (“Alon Partners” and together with Alon USA and Alon GP, the “Alon Entities”);
WHEREAS, the Alon Entities and their Subsidiaries are engaged in the businesses of (among other things) refining, asphalt and retail/branded petroleum products marketing operations across the western and south-central regions of the United States (the “Businesses”);
WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Alon Shares in accordance with and pursuant to the terms and conditions of this Agreement;
WHEREAS, prior to the execution of this Agreement, Buyer obtained from the board of directors of Alon USA (the “Alon USA Board”) approval under Section 203 of the Delaware General Corporation Law (“Section 203”) to enter into discussions and negotiations with Seller regarding a possible purchase by Buyer of the Alon Shares, and to enter into an agreement regarding such possible purchase by Buyer of the Alon Shares and Buyer and Alon USA entered into that certain Stockholder Agreement dated March 19, 2015 as may be amended from time to time (collectively, the “Stockholder Agreement”) relating to the same;
WHEREAS, the Parties desire to make certain representations, warranties, covenants, and other agreements in connection with the sale and purchase of the Alon Shares;
NOW, THEREFORE, in consideration of the premises and the mutual promises made in this Agreement, and in consideration of the representations, warranties, and covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows intending to be legally bound:
ARTICLE I
DEFINITIONS AND INTERPRETATION
1.1    Definitions. Unless otherwise expressly provided to the contrary in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 1.1 of Exhibit A.

Stock Purchase Agreement

1.2    Interpretation. Unless otherwise expressly provided to the contrary in this Agreement, this Agreement shall be interpreted in accordance with the provisions set forth in Section 1.2 of Exhibit A.
ARTICLE II
PURCHASE AND SALE OF SHARES
2.1    Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of Seller’s right, title, and interest in and to the Alon Shares, free and clear of any and all Encumbrances, together with any and all stock dividends, share subdivisions, share reclassifications, recapitalizations, share exchanges, rights offerings, and other rights attached to, distributed or issued on, or related to, the Alon Shares but excluding any Alon Extraordinary Dividends for which an adjustment is made pursuant to the Section 2.2).
2.2    Consideration.
(a)    In consideration for the sale of the Alon Shares and in reliance on the representations, warranties, and covenants of Seller set forth herein, Buyer agrees to pay Seller the following (the “Consideration”) (subject to adjustments pursuant to Section 2.2(b), Section 2.2(c), and Section 10.1):
(i)    Cash in an amount equal to TWO HUNDRED MILLION AND NO/100 DOLLARS ($200,000,000) (the “Cash Payment”),
(ii)    Issue to Seller SIX MILLION (6,000,000) shares of common stock, par value $0.01 per share, of Buyer (the “Delek Shares”), and
(iii)    Deliver to Seller at the Closing an unsecured promissory note issued by Buyer in the form attached hereto as Exhibit 2.2(a)(iii) (the “Delek Note”) in the original principal balance of ONE HUNDRED FORTY-FIVE MILLION AND NO/100 DOLLARS ($145,000,000), which shall be subject to no rights of setoff.
(b)    In the event Alon USA declares or issues any Alon Extraordinary Dividends after March 24, 2015 but prior to the Closing then the Cash Payment, the Delek Shares, and the Delek Note shall be adjusted as follows:
(i)    the amount of the Cash Payment shall be reduced by an amount equal to the aggregate Alon Extraordinary Dividends multiplied by 34.90% (0.3490);
(ii)    the number of Delek Shares shall be reduced by an amount equal to the aggregate Alon Extraordinary Dividends multiplied by 39.80% (0.3980) divided by the Delek Share Price; and
(iii)    the original principal balance of the Delek Note shall be reduced by an amount equal to the aggregate Alon Extraordinary Dividends multiplied by 25.30% (0.2530), and the payment schedule shall be amended to reduce each payment pro-rata to reflect such reduced original principal balance.
(c)    In the event Buyer declares or issues any Delek Extraordinary Dividends after March 24, 2015 but prior to the Closing then the number of Delek Shares shall be increased by an amount equal to the aggregate Delek Extraordinary Dividends divided by the Delek Share Price.

Stock Purchase Agreement

2.3    Escrow Amount. As soon as possible following the execution of this Agreement and the Escrow Agent’s approval and acceptance of the Parties pursuant to its know-your-customer and other similar policies (including the US Patriot Act), and in no event later than three (3) Business Days following such events, Buyer will deposit FIFTY MILLION DOLLARS AND NO/100 ($50,000,000) (the “Escrow Amount”) with the Escrow Agent to be held by the Escrow Agent pursuant to the terms and conditions hereof and of an escrow agreement substantially in the form of Exhibit 2.3 (the “Escrow Agreement”).
2.4    The Closing. Unless this Agreement shall have been earlier terminated pursuant to Article IX, the closing of the Contemplated Transactions (the “Closing”) shall take place at the offices of Norton Rose Fulbright US LLP located at 1301 McKinney, Suite 5100, Houston, Texas 77010, commencing at 10:00 a.m. Central Time upon the later of (i) May 12, 2015 and (ii) the second (2nd) Business Day following the satisfaction or waiver of all of the conditions set forth in Sections 7.1 and 7.2 to the obligations of the Parties to consummate the Contemplated Transactions (other than conditions with respect to actions each Party will take at the Closing itself), or such other date or location as Buyer and Seller may mutually determine (the “Closing Date”). If the Closing does not occur in person (such as by electronic remote exchange of signature pages), the sale and purchase of the Alon Shares, Delek Shares, and the Contingent Delek Shares, if applicable, shall be deemed to occur in the State of Delaware.
2.5    Deliveries of Seller. At the Closing, Seller will deliver, or cause to be delivered to Buyer:
(a)    Share Certificates. Original certificates representing the Alon Shares, duly endorsed in blank or accompanied by stock transfer powers duly executed in blank or other appropriate transfer instruments with signatures guaranteed to the extent required by the transfer agent of Alon USA;
(b)    Escrow Letter. A joint instruction letter from Seller, if requested by Buyer, to the Escrow Agent instructing the Escrow Agent to deliver to Seller the Escrow Amount, plus any earnings accrued thereon;
(c)    Officer’s Certificate. An officer’s certificate, effective as of the Closing Date and duly executed by Seller, certifying as to the fulfillment of each condition specified in Sections 7.1(a); 7.1(b), 7.1(f) and 7.1(g);
(d)    Instruments of Transfer. Such other instruments of assignment and transfer as shall be necessary to transfer to Buyer all of Seller’s right, title, and interest in and to the Alon Shares, each effective as of the Closing Date and duly executed by Seller;
(e)    Registration Rights Agreement. A Registration Rights Agreement substantially in the form of Exhibit 2.5(e) (the “Registration Rights Agreement”), effective as of the Closing Date and duly executed by Seller;
(f)    Assignment of Registration Rights Agreement. An Assignment of Registration Rights Agreement substantially in the form of Exhibit 2.5(f) (the “Assignment of Registration Rights Agreement”), effective as of the Closing Date and duly executed by Seller;
(g)    Consents and Waivers. Evidence of the Consents and Encumbrance releases or waivers described in Section 7.1(h) in a form reasonably acceptable to Buyer.
(h)    Legal Opinion. Opinions dated as of the Closing Date of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. and from Pepper Hamilton LLP, legal counsel to Seller (or such other legal

Stock Purchase Agreement

counsel acceptable to Buyer), in form reasonably acceptable to and addressed to Buyer, concerning the topics set forth in Exhibit 2.5(h);
(i)    Board Resignations. The resignation, effective as of the Closing, of each of the individuals listed on Exhibit 2.5(i) (the “Alon Israel Directors”) or the removal of such individuals from all positions with the Alon Entities and, to the extent applicable, their Subsidiaries;
(j)    Board Appointments. The appointments to the Alon USA Board of Buyer’s nominees to the Alon USA Board as replacements for the individuals that resign pursuant to Section 2.5(i), and the chief executive officer of Buyer shall have been appointed as Chairman of the Alon USA Board, with such appointments to be effective as of the Closing; and
(k)    Miscellaneous. Such other documents and instruments as may be reasonably necessary to consummate the Contemplated Transactions.
2.6    Deliveries of Buyer. At the Closing (unless otherwise indicated below), Buyer will deliver, or cause to be delivered to Seller:
(a)    Cash. An amount (the “Closing Date Payment”) equal to the Cash Payment minus the Escrow Amount to be paid by wire transfer of immediately available funds to a U.S. dollar-denominated account located at a bank or branch of a bank located in the United States designated in writing by Seller;
(b)    Escrow Letter. A joint instruction letter from Buyer and Seller to the Escrow Agent instructing the Escrow Agent to deliver to Seller the Escrow Amount, plus any earnings accrued thereon; provided, however, in the event the Escrow Agent fails to deliver an amount at least equal to the Escrow Amount to Seller as of the Closing then the Closing Date Payment shall be increased by an amount equal to the Escrow Amount;
(c)    Delek Share Certificates. Evidence reasonably satisfactory to Seller of Buyer’s irrevocable instruction to its transfer agent to deliver within three (3) Business Days after the Closing to Seller certificates, dated as of the Closing Date, registered in Seller’s name representing the Delek Shares;
(d)    Delek Note. The Delek Note;
(e)    Officer’s Certificate. An officer’s certificate, effective as of the Closing Date and duly executed by Buyer, certifying as to the fulfillment of each condition specified in Sections 7.2(a) and 7.2(b);
(f)    Legal Opinion. An opinion dated as of the Closing Date of Norton Rose Fulbright US LLP, legal counsel to Buyer (or such other legal counsel acceptable to Seller), in form reasonably acceptable to and addressed to Seller, concerning the topics set forth in Exhibit 2.6(f);
(g)    Registration Rights Agreement. The Registration Rights Agreement, effective as of the Closing Date and duly executed by Buyer; and
(h)    Miscellaneous. Such other documents and instruments as may be reasonably necessary to consummate the Contemplated Transactions.

Stock Purchase Agreement

ARTICLE III
REPRESENTATIONS AND WARRANTIES
CONCERNING THE CONTEMPLATED TRANSACTIONS
3.1    Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that the statements contained in this Section 3.1 are correct and complete as of the Execution Date, and will be correct and complete as of the Closing Date as though made then and as though the Closing Date were substituted for the Execution Date throughout this Section 3.1 (except to the extent that any such representation or warranty speaks to an earlier date and provided that any such representation or warranty that speaks to a “current” or “currently” dated time period shall be deemed to refer to such representation or warranty as of the Execution Date):
(a)    Organization of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the Laws of Israel. Seller is duly qualified to conduct its business as a foreign entity and is in good standing under the Laws of each jurisdiction where a failure to so qualify could result in a material and adverse effect on Seller or the Alon Shares. Seller has the requisite corporate power and authority necessary to own, lease, or operate its properties and assets and carry on its business as presently conducted.
(b)    Authorization of Transaction. Seller has the requisite corporate power and authority to execute and deliver this Agreement and the other documents contemplated hereby to which Seller is a party, to perform its obligations hereunder and thereunder, and to consummate the Contemplated Transactions. Seller has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and the other documents contemplated hereby to which Seller is a party, the performance of Seller’s obligations hereunder and thereunder, and the consummation of the Contemplated Transactions. This Agreement and the other documents contemplated hereby to which Seller is a party have been duly authorized, approved, executed, and delivered by Seller. This Agreement constitutes, and as of the Closing the other Contracts to which Seller is a party required to be executed and delivered by Seller at the Closing will each constitute, a valid and legally binding obligation of Seller and, assuming the due authorization, execution, and delivery thereof by the other parties hereto and thereto, Enforceable against Seller.
(c)    Noncontravention. Except as set forth on Schedule 3.1(c), neither the execution and delivery by Seller of this Agreement or any other documents contemplated hereby to which Seller is a party, nor the performance by Seller of its obligations hereunder or thereunder, nor the consummation by Seller of the Contemplated Transactions, will (i) violate any provision of the Governing Documents of Seller or any of Seller’s Affiliates or any Permit, Law, Order, or other restriction of any Governmental Authority to which Seller, any of Seller’s Affiliates, or their respective assets are subject or bound, which Breach is expected to have a material and adverse effect on Seller, the Alon Shares or the Contemplated Transactions, (ii) conflict with, result in a Breach of, constitute a default under, result in the acceleration of, constitute a change of control under, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract to which Seller or any of Seller’s Affiliates is a party or by which Seller or Seller’s Affiliates or their respective assets (including the Alon Shares) is subject or bound, which Breach is expected to have a material and adverse effect on Seller, the Alon Shares or the Contemplated Transactions, (iii) provide any Person other than Buyer with the right to exercise any right of first refusal to purchase or other right to purchase the Alon Shares, or (iv) require Seller or any of Seller’s Affiliates to give any notice to, make any filing with, or obtain any Consent of any Person (including any Consent of any stockholders or lenders of Seller), except (A) applicable notices, filings, Consents, as may be required under the HSR Act to be made by any Party or its Affiliates (including any Consents of the FTC and DOJ), and (B) any filings with the SEC required to be made by any Party or its Affiliates.

Stock Purchase Agreement

(d)    Broker Fees. Neither Seller or the Alon Entities, nor any of their respective Affiliates, has any liability or obligation to pay any fees, commissions, or other compensations to any broker, finder, or agent retained by Seller or its Affiliates with respect to the Contemplated Transactions for which Buyer or its Affiliates could become liable or obligated, directly or indirectly.
(e)    Litigation. There is no Claim, Proceeding or Order pending or, to the Knowledge of Seller, threatened (including oral claims) against Seller or any of Seller’s Affiliates or to which Seller or any of its Affiliates is otherwise a party challenging the validity of, or Seller’s right to enter into, this Agreement or the Contemplated Transactions, or relating to the sale of the Alon Shares pursuant to this Agreement.
(f)    Ownership of the Alon Shares. Seller is the sole record and beneficial owner of the Alon Shares and owns the Alon Shares free and clear of all Encumbrances and restrictions on Disposal except for transfer restrictions created under the Securities Act of 1933, as amended (the “Securities Act”) or state securities Laws. The Alon Shares constitute 33,691,292 shares of Alon Common Stock which represents approximately 48% of the outstanding capital stock of Alon USA as of March 23, 2015. Neither Seller nor any of its Affiliates has entered into any Commitments with respect to the Alon Shares or is a party to (i) any Contract (other than this Agreement) that requires (or could require pursuant to express provisions) Seller or any of its Affiliates to Dispose of any of the Alon Shares, (ii) any voting trust, proxy, power of attorney or other Contract or understanding with respect to voting any of the Alon Shares or (iii) any Contract with the Alon Entities or their Subsidiaries other than that certain Registration Rights Agreement that is to be assigned to Buyer pursuant to Section 2.5(f). Except as set forth on Schedule 3.1(f), neither Seller nor any of its Affiliates own, directly or indirectly, any Equity Interests, rights exercisable or convertible therefor, or Commitments to acquire Equity Interests in or to any of the Alon Entities or their Subsidiaries other than the Alon Shares.
(g)    Securities Matters.
(i)    The Delek Shares, when acquired by Seller at the Closing, and the Contingent Delek Shares, if acquired by Seller, will be acquired for Seller’s own account, for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, or applicable state securities Laws, except as contemplated by the Registration Rights Agreement.
(ii)    Seller understands that (A) neither the Delek Shares nor the Contingent Delek Shares have been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and have not been qualified under any state securities Laws on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration thereunder, and (B) Buyer’s reliance on such exemptions is predicated on Seller’s representations set forth herein. Seller understands that the resale of the Delek Shares and the Contingent Delek Shares may be restricted indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and registered under any state securities Law or is exempt from such registration.
(iii)    Seller is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Seller is able to bear the economic risk of the acquisition of the Delek Shares and the Contingent Delek Shares, if applicable,

Stock Purchase Agreement

pursuant to the terms of this Agreement, including a complete loss of Seller’s investment in the Delek Shares and the Contingent Delek Shares, if applicable.
(iv)    Seller can bear the economic risk of its investment (including possible complete loss of such investment) for an indefinite period of time and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its acquisition of the Delek Shares and the Contingent Delek Shares, if applicable. Seller has not been organized for the purpose of acquiring the Delek Shares or the Contingent Delek Shares.
(v)    Seller is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares acquired in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares of Buyer’s capital stock, the availability of certain current public information about Buyer, the resale occurring not less than six (6) months after a Person has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in a transaction directly with a “market maker,” and the number of shares being sold during any three-month period not exceeding specified limitations. Seller further understands that there is no assurance that Rule 144 or any exemption from the Securities Act will be available, or if available, that such exemption will allow Seller to Dispose of any or all of the Delek Shares or the Contingent Delek Shares, if applicable, in the amounts or at the times Seller might propose.
(vi)    Other than with respect to the Contemplated Transactions, since March 1, 2015, neither Seller nor Seller’s financial advisors, if any (collectively, the “Financial Advisor”), has directly or indirectly, effected or agreed to effect any Short Sales involving the Delek Common Stock.
3.2    Representations and Warranties of Buyer. Buyer represents and warrants to Seller that the statements contained in this Section 3.2 are correct and complete as of the Execution Date, and will be correct and complete as of the Closing Date as though made then and as though the Closing Date were substituted for the Execution Date throughout this Section 3.2 except to the extent that any such representation or warranty speaks to an earlier date and provided that any such representation or warranty that speaks to a “current” or “currently” dated time period shall be deemed to refer to such representation or warranty as of the Execution Date:
(a)    Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Buyer is duly qualified to conduct its business as a foreign entity and is in good standing under the Laws of each jurisdiction where such qualification is required. Buyer has the requisite corporate power and authority necessary to own, lease, or operate its properties and assets and carry on its business as presently conducted.
(b)    Authorization of Transaction. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and the other documents contemplated hereby to which Buyer is a party, to perform its obligations hereunder and thereunder, and to consummate the Contemplated Transactions. Buyer has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and the other documents contemplated hereby to which Buyer is a party, the performance of Buyer’s obligations hereunder and thereunder, and the consummation of the Contemplated Transactions. This Agreement and the other documents contemplated hereby to which Buyer is a party have been duly

Stock Purchase Agreement

authorized, approved, executed, and delivered by Buyer. This Agreement constitutes and, as of the Closing, the other Contracts to which Buyer is a party required to be executed and delivered by Buyer at the Closing will each constitute, a valid and legally binding obligation of Buyer and, assuming the due authorization, execution, and delivery thereof by the other parties hereto and thereto, Enforceable against Buyer.
(c)    Noncontravention. Except as set forth on Schedule 3.2(c), neither the execution and delivery by Buyer of this Agreement or any other documents contemplated hereby to which Buyer is a party, nor the performance by Buyer of its obligations hereunder or thereunder, nor the consummation by Buyer of the Contemplated Transactions, will (i) violate any provision of the Governing Documents of Buyer or its Subsidiaries or any Permit, Law, Order, or other restriction of any Governmental Authority to which Buyer or its Subsidiaries or their assets are subject or bound, which Breach is expected to have a material and adverse effect on Buyer, (ii) conflict with, result in a Breach of, constitute a default under, result in the acceleration of, constitute a change of control under, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract to which Buyer or its Subsidiaries is a party or by which Buyer or its Subsidiaries or their assets are subject or bound, which Breach is expected to have a material and adverse effect on Buyer or the Contemplated Transactions, (iii) provide any Person other than Seller with the right to exercise any right of first refusal to purchase or other right to purchase the Delek Shares or the Contingent Delek Shares, or (iv) require Buyer or its Subsidiaries to give any notice to, make any filing with, or obtain any Consent of any Person (including any Consent of any stockholders or lenders of Buyer), except (A) applicable notices, filings, Consents, as may be required under the HSR Act (including any Consents of the FTC and DOJ), and (B) any filings with the SEC required to be made, in each case except as would not, individually or in the aggregate, materially adversely affect the ability of Buyer to consummate the Contemplated Transactions or perform its obligations under this Agreement.
(d)    Broker Fees. Neither Buyer nor any of its Affiliates has any liability or obligation to pay any fees, commissions, or other compensations to any broker, finder, or agent retained by Buyer or its Affiliates with respect to the Contemplated Transactions for which Seller or its Affiliates could become liable or obligated, directly or indirectly.
(e)    Litigation. There is no Claim, Proceeding or Order pending or, to Buyer’s Knowledge, threatened against Buyer or its Subsidiaries, or to which Buyer or its Subsidiaries is otherwise a party relating to this Agreement, the Contemplated Transactions, or the Delek Shares.
(f)    Delek Shares. Buyer has taken (or will take prior to the Closing) all corporate action necessary to authorize the issuance and delivery of the Delek Shares effective as of the Closing. Buyer will, at or prior to Closing, reserve sufficient shares of Delek Common Stock for the issuance of the Contingent Delek Shares if required pursuant hereto. The Delek Shares and the Contingent Delek Shares, if applicable, when issued and paid for in accordance with the provisions of this Agreement will be validly issued, fully paid, and nonassessable, free and clear of all Encumbrances (except for restrictions on transfer set forth herein or imposed by applicable federal or state securities Laws or this Agreement) and, assuming the accuracy of Seller’s representations and warranties set forth in Section 3.1(g), issued in compliance with all applicable federal and state securities Laws. Except for those rights set forth in the Registration Rights Agreement, none of the Delek Shares or the Contingent Delek Shares, if any, issued pursuant to this Agreement will, upon issuance, be subject to any preemptive rights, rights of first refusal, or other rights to purchase the Delek Shares or the Contingent Delek Shares (whether in favor of Buyer or any other Person) other than as set forth in this Agreement.
(g)    Delek Capitalization. The authorized capital stock of Buyer consists solely of 110,000,000 shares of common stock, par value $0.01 per share (the “Delek Common Stock”), of which

Stock Purchase Agreement

57,327,996 shares of common stock were issued and outstanding as of March 12, 2015, and 10,000,000 shares of preferred stock, par value $0.01 per share, of which zero shares were issued and outstanding as of the Execution Date. All shares of Delek Common Stock that are issued and outstanding, have been validly issued and fully paid and are non-assessable and were issued in compliance with all applicable federal and state securities Laws including in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities Laws, or pursuant to valid exemptions therefrom. Except as disclosed in the Delek SEC Reports as of the Execution Date: (i) there are no outstanding options, warrants, convertible securities, calls, rights, preemptive rights, agreements, arrangements or other Commitments of any character obligating Buyer or its Subsidiaries (A) to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Buyer or its Subsidiaries or any securities or obligations convertible into or exchangeable for such shares, or (B) to grant, extend or enter into any such option, warrant, convertible security, call, right, preemptive right, agreement, arrangement or other Commitments, (ii) no options, warrants, rights (including conversion or preemptive rights), or other Commitments exist with respect to the Equity Interests of Buyer or its Subsidiaries, except as may be contained in this Agreement, (iii) there are no Contracts with respect to (or which affects) the voting, giving of written Consents with respect to the voting, transfer, conversion, issuance, or registration, of the Equity Interests of Buyer or its Subsidiaries, and (iv) there are no outstanding obligations of Buyer or its Subsidiaries to redeem, repurchase, or otherwise acquire any of its Equity Interests. No stock plan, stock purchase, stock option or other agreement or understanding between Buyer or its Subsidiaries and any holder of any Equity Interests of Buyer or its Subsidiaries, or rights exercisable or convertible therefor, provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding, including adjustments to or resets of the exercise price of any outstanding security of Buyer or its Subsidiaries, as the result of the consummation of the Contemplated Transactions.
(h)    Securities Matters.
(i)    The Alon Shares, when acquired by Buyer at the Closing, will be acquired for Buyer’s own account, for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, or applicable state securities Laws.
(ii)    Buyer understands that (A) the Alon Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and have not been qualified under any state securities Laws on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration thereunder, and (B) Seller’s reliance on such exemptions is predicated on Buyer’s representations set forth herein. Buyer understands that the resale of the Alon Shares may be restricted indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and registered under any state securities Law or is exempt from such registration.
(iii)    Buyer is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Buyer is able to bear the economic risk of the acquisition of the Alon Shares pursuant to the terms of this Agreement, including a complete loss of Buyer’s investment in the Alon Shares.
(iv)    Buyer can bear the economic risk of its investment (including possible complete loss of such investment) for an indefinite period of time and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits

Stock Purchase Agreement

and risks of its acquisition of the Alon Shares. Buyer has not been organized for the purpose of acquiring the Alon Shares.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
CONCERNING THE ALON ENTITIES
Seller represents and warrants to Buyer that the statements contained in this Article IV are correct and complete as of the Execution Date (regardless of any disclosures in any Alon SEC Report), and will be correct and complete as of the Closing Date as though made then and as though the Closing Date were substituted for the Execution Date throughout this Article IV except to the extent that any such representation or warranty speaks to an earlier date and provided that any such representation or warranty that speaks to a “current” or “currently” dated time period shall be deemed to refer to such representation or warranty as of the Execution Date:
4.1    Organization, Qualification, Company Power. Each of the Alon Entities is a corporation, limited liability company or limited partnership, as the case may be, duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Each of the Alon Entities and their respective Subsidiaries is duly authorized and qualified to conduct business as a foreign entity and is in good standing under the Laws of each jurisdiction where a failure to so qualify could result in a material and adverse effect on the Alon Entities or their Subsidiaries. Each of the Alon Entities and their respective Subsidiaries has full corporate power and authority to carry on the Businesses in which it is engaged as presently conducted and to own, lease, and operate the properties owned and used by it, except where the absence of such power or authority could result in a material and adverse effect on the Alon Entities or their Subsidiaries. None of the Alon Entities or any of their Subsidiaries are in Breach of any material provisions of their respective Governing Documents and there are no pending or, to Seller’s Knowledge, threatened Proceedings for the dissolution, liquidation, insolvency, or rehabilitation of such Persons.
4.2    Noncontravention. Except as set forth on Schedule 4.2, neither the execution or delivery of this Agreement or any other documents contemplated hereby, nor the performance by Seller of its obligations hereunder or thereunder, nor the consummation of the Contemplated Transactions, will (i) violate any provision of the Governing Documents of the Alon Entities or their Subsidiaries or any Permit, Law, Order, or other restriction of any Governmental Authority to which the Alon Entities or their Subsidiaries or their assets are subject or bound, (ii) conflict with, result in a Breach of, constitute a default under, result in the acceleration of, constitute a change of control under, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract to which the Alon Entities or their Subsidiaries are a party or by which the Alon Entities or their Subsidiaries or their assets are subject or bound, (iii) require the Alon Entities or their Subsidiaries to give any notice to, make any filing with, or obtain any Consent of any Person, except (A) applicable notices, filings, Consents, as may be required under the HSR Act (including any Consents of the FTC and DOJ), (B) consents or waivers that will be obtained at or prior to Closing and, (C) any filings with the SEC required to be made, if any, all of which have been or will be obtained or completed as of the Closing or (iv) result in the creation or imposition of any Encumbrance upon any of the properties or assets of any of the Alon Entities or their Subsidiaries, and which in the case of an inaccuracy involving any single event described in clauses (i) through (iv) above will result in Adverse Consequences to the Alon Entities or their Subsidiaries.
4.3    Litigation. Except as set forth on Schedule 4.3, there is, to Seller’s Knowledge, no Claim, Proceeding or Order pending or threatened against any Alon Entity or their Subsidiaries by or before any Governmental Authority that (a) relate to the Equity Interests of such Person or that would reasonably be

Stock Purchase Agreement

expected to result in a material liability to any of the Alon Entities or their Subsidiaries, individually or in the aggregate, or (b) would reasonably be expected to prohibit the consummation of the Contemplated Transactions, nor, to Seller’s Knowledge, is there any reasonable basis for any such Proceedings.
4.4    Tax Matters. The Alon Common Shares are considered to be “regularly traded on an established securities market” within the meaning of Section 897(c)(3) of the Code and the Treasury Regulations promulgated thereunder.
4.5    Related Party Transactions. Except as set forth in Schedule 4.5, neither Seller nor its Affiliates is a party to any Contract with, or has any Claim or right against, any of the Alon Entities or their Subsidiaries except for Contracts (i) for the purchase of materials, supplies, goods, services, equipment or other assets that provide for aggregate payments by the Alon Entities and their Subsidiaries of $500,000 or less, (ii) regarding employment, personal services or consulting, or (iii) which can be cancelled by the Alon Entities or their Subsidiaries upon sixty (60) days or less notice without penalty. Seller has no Knowledge of any Contract described in clause (ii) above that provides for aggregate payments by the Alon Entities and their Subsidiaries of $500,000 or more per annum.
ARTICLE V
PRE-CLOSING COVENANTS
The Parties agree as follows with respect to the period between the execution of this Agreement and the earlier to occur of the Closing or the termination of this Agreement pursuant to its terms:
5.1    Satisfaction of Conditions Precedent. Each Party will use (and Seller shall, subject to applicable Law, use its best efforts to cause the Alon Entities and their Subsidiaries to use) all Commercially Reasonable Efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable Law or otherwise in order to consummate and make effective the Contemplated Transactions and comply with all of the terms of this Agreement, including the satisfaction of the conditions precedent set forth in Article VII. Each Party will use its best efforts to satisfy the condition precedent in Section 7.1(i) (Alon USA Consent), provided that any approval remains subject to the reasonable satisfaction of Buyer and its counsel.
5.2    Notices and Consents.
(a)    As promptly as practicable following the Execution Date, the Parties will (and Seller shall, subject to applicable Law, use its best efforts to cause the Alon Entities and their Subsidiaries to) give any notices to, make any filings with, and use all Commercially Reasonable Efforts to obtain any Consents of third parties and Governmental Authorities necessary or advisable in connection with the consummation of the Contemplated Transactions, including Consents of the third parties set forth on Schedule 4.2. Subject to any applicable Law, the Parties shall cooperate with each other in exchanging information and assistance in connection with obtaining any Consents of third parties and Governmental Authorities, provided, that Buyer shall not be required to Dispose of any material assets or be required to refrain from doing any material business in particular jurisdictions if required by any Governmental Authority as a condition to the granting of any authorization necessary for the consummation of the Contemplated Transactions or as may be required to avoid, lift, vacate, or reverse any legislative, administrative, or judicial action that would otherwise cause any closing condition not to be satisfied.
(b)    Buyer and Seller shall each give prompt notice to the other of the receipt of any written notice or other written communication from (i) any Person alleging that the consent of such Person is or may be required in connection with the Contemplated Transactions, (ii) any Governmental Authority

Stock Purchase Agreement

in connection with the Contemplated Transactions, (iii) any Governmental Authority or other Person regarding the initiation or threat of initiation of any Claims or Proceedings against, relating to, or involving or otherwise affecting Buyer or Seller that relate to the consummation of the Contemplated Transactions, and (iv) any Person regarding the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be reasonably likely to (A) cause any condition to the obligations of the other Party to consummate the Contemplated Transactions not to be satisfied, (B) cause a Breach of the representations, warranties or covenants of such Party under this Agreement, or (C) delay or impede the ability of Buyer or Seller, respectively, to consummate the Contemplated Transactions or to fulfill their respective obligations set forth herein.
(c)    Buyer and Seller each agree to cooperate and to use all Commercially Reasonable Efforts to vigorously contest and to resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) of any court or other Governmental Authority that is in effect and that restricts, prevents or prohibits the consummation of the Contemplated Transactions, including the vigorous pursuit of all available avenues of administrative and judicial appeal and all available legislative action.
5.3    HSR Act.
(a)    Without limiting the generality of Section 5.1, each Party shall (and Seller shall, subject to applicable Law, use its best efforts to cause its Affiliates and the Alon Entities and their Subsidiaries to) cooperate fully with the other Party (i) to cause to be filed as promptly as practicable, but no later than ten (10) Business Days following the Execution Date, with the FTC and the DOJ the notification and report forms to the extent required under the HSR Act in connection with the Contemplated Transactions, (ii) to seek early termination of the applicable waiting period thereunder, and (iii) to file or provide, as promptly as practicable, any supplemental information that may be reasonably requested by the FTC or DOJ in connection with such filings or make any further filings pursuant thereto that may be necessary. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act. To the extent both Parties (or their Affiliates, if applicable) are required to make filings, the Parties shall coordinate their respective initial filings so that such filings are made on the same day. Each Party shall (A) have the right to review in advance, and to the extent practicable consult on, any written materials submitted to any Governmental Authority in connection with the Contemplated Transactions, and (B) consult with and consider in good faith the views of the other Party, prior to making any submission, providing any material correspondence or entering into any agreement with any Governmental Authority with respect to the Contemplated Transactions provided that each Party shall be entitled to redact competitively sensitive information and information relative to valuation and similar matters related to the Contemplated Transactions. Each Party shall keep the other Party fully advised with respect to any requests from or communications with the FTC or DOJ and shall consult with the other Party with respect to all filings and responses thereto. Each Party shall pay its own HSR filing fees.
(b)    Nothing in this Agreement shall require, or be construed to require any Party or its Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any material assets, businesses or interests of the Parties or any of their respective Affiliates other than the sale of the Alon Shares pursuant to this Agreement; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests which, in either case, could reasonably be expected to materially and adversely impact the operations of any such assets, businesses or interests of the Parties or their Affiliates; or (iii) any material modification or waiver of the terms and conditions of this Agreement. Prior to the Closing Date, neither Buyer nor Seller nor any of their respective Affiliates shall purchase or otherwise acquire or agree to purchase or otherwise acquire, whether directly or indirectly, any assets or

Stock Purchase Agreement

interest in any assets or Persons that would reasonable be expected to materially and adversely affect the filings made pursuant to this Section 5.3.
5.4    Amendment of Schedules. Each Party agrees that, with respect to the representations and warranties of such Party contained in Article III of this Agreement, such Party shall have the continuing obligation until the Closing to supplement or amend the schedules applicable to the representations and warranties of that Party with respect to any new matter hereafter arising or hereafter discovered which, if existing or known at the Execution Date, would have been required to be set forth or described in the schedules. For the avoidance of doubt, a Party shall not have the right to supplement or amend such schedules after the Execution Date with respect to information that was intentionally omitted by such Party as of the Execution Date. For the purposes of determining whether the conditions set forth in Article VII hereof have been fulfilled, and for purposes of indemnification pursuant to Article VIII, the schedules shall be deemed to include only such information contained therein on the Execution Date and shall be deemed to exclude all information contained in any supplement or amendment to the schedules. For the avoidance of doubt, Seller shall not have any right to supplement or amend the schedules applicable to the representations and warranties set forth in Article IV.
5.5    Notice of Developments. Seller will give prompt written notice to Buyer of any development occurring after the Execution Date which causes or reasonably could be expected to (a) cause any of the representations and warranties in Section 3.1 or Article IV to be inaccurate as of the Execution Date or the Closing Date, (b) cause any failure on the part of Seller to comply with or satisfy any covenant, condition or agreement to be satisfied, or (c) result in the institution of or threat of institution of any Proceeding against Seller or, to Seller’s Knowledge, any Alon Entity or their Subsidiaries. Buyer will give prompt written notice to Seller of any development occurring after the Execution Date which causes or reasonably could be expected to (i) cause any of the representations and warranties in Section 3.2 to be inaccurate as of the Execution Date or the Closing Date, (ii) cause any failure on its part to comply with or satisfy any covenant, condition or agreement to be satisfied, or (iii) result in the institution of or threat of institution of any Proceeding against Buyer.
5.6    No Solicitation of Other Bids.
(a)    Seller shall not, and shall not authorize or permit any of its Affiliates (including the Alon Entities or their Subsidiaries) or any of its or their representatives (including the Alon Israel Directors) to, directly or indirectly, (i) sell, transfer, exchange or otherwise Dispose of any or all of the Alon Shares or any interest therein, whether directly or indirectly, other than pursuant to this Agreement; (ii) encourage, solicit, initiate, facilitate or continue inquiries regarding any Acquisition Proposal; (iii) enter into or continue discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iv) enter into or continue any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal or enter into any agreement, arrangement or understanding requiring Seller to abandon, terminate or fail to consummate the Contemplated Transactions; or (v) vote in favor (whether in person or by proxy) of any Acquisition Proposal in their capacity as stockholders of Alon USA or tender any Alon Shares in connection with any Acquisition Proposal. Seller shall immediately cease and cause to be terminated, and shall cause its Affiliates (including Alon USA) and all of its and their representatives to immediately cease and cause to be terminated, any existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal.
(b)    In addition to the other obligations under this Section 5.6, unless Seller is advised in writing by outside legal counsel that such disclosure is either prohibited by applicable Law or conflicts with Seller’s or the Alon Israel Directors’ fiduciary duties to Alon USA and its stockholders, including Law

Stock Purchase Agreement

applicable to the Alon USA Board, Seller shall promptly (and in any event within three (3) Business Days after being aware of receipt thereof by any Alon Entity or their Subsidiaries or their respective representatives) advise Buyer orally and in writing in the event Seller becomes aware of any Alon Entity or their Subsidiaries or respective representatives receiving any indications of interest, requests for information or offers in respect of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, and will communicate to Buyer in reasonable detail the terms of any such indication, request, offer or inquiry, and will provide Buyer with copies of all written communications relating to any such indication, request, offer or inquiry.
(c)    Seller agrees that the rights and remedies for noncompliance with this Section 5.6 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such Breach or threatened Breach shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.
ARTICLE VI
POST-CLOSING COVENANTS
The Parties agree as follows with respect to the period from and after the Closing Date:
6.1    General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each Party will take such further action (including the execution and delivery of such further instruments, notices, and documents) not inconsistent with this Agreement as the other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article VIII).
6.2    Litigation Support. So long as either Party actively is contesting or defending against any Proceeding in connection with (a) the Contemplated Transactions, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction attributable to the period prior to the Closing Date involving the Alon Entities or their Subsidiaries, the other Party will cooperate with such Party and such Party’s counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be reasonably requested in connection with the contest or defense, at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article VIII).
6.3    Restrictions on Delek Shares and the Contingent Delek Shares. Notwithstanding any provision of this Agreement or the Registration Rights Agreement to the contrary, except for Permitted Transfers, Seller shall not Dispose of or Encumber all or any portion of or interest in the Delek Shares or the Contingent Delek Shares prior to one hundred eighty (180) days after the Closing Date. Any attempted Disposition or Encumbrance of all or any portion of or interest in the Delek Shares or the Contingent Delek Shares in Breach of the preceding sentence shall be, and is hereby declared, null and void ab initio. Notwithstanding the foregoing, Seller may transfer all or any part of the Delek Shares or the Contingent Delek Shares (which transfer shall not release or discharge Seller from any of its Liabilities) if such transfer is (i) to a Subsidiary of Seller provided Seller retains its ownership interest in such Subsidiary, (ii) to an Affiliate of Seller (other than a Subsidiary of Seller) provided such transfer shall not be with the intent of or as part of a transaction or a series of related transactions to transfer, assign, merge or exchange such Affiliate to or with a Person that is not an Affiliate of Seller or (iii) to a transferee or assignee in conjunction with a transfer or assignment of all or substantially all of Seller’s assets to such transferee or assignee, provided all such transfers or assignments shall be in accordance with applicable federal and state securities

Stock Purchase Agreement

Laws (each a “Permitted Transfer” and each such transferee or assignee a “Permitted Transferee”). Each Permitted Transferee shall execute and deliver such documents and instruments reasonably requested by Buyer to evidence the assignment and assumption of all of Seller’s Liabilities pursuant to this Agreement (including the continuing obligations of this Section 6.3 and the provisions of Section 6.4) applicable to the Delek Shares or the Contingent Delek Shares, if applicable. Notwithstanding the preceding, a Permitted Transfer shall not release or discharge Seller of its Liabilities pursuant to this Agreement unless Buyer expressly provides, in its sole discretion, a written release of Seller on or prior to the Permitted Transfer. Additionally, notwithstanding the foregoing Seller may grant a Security Interest in the Delek Shares or the Contingent Delek Shares prior to one hundred eighty (180) days after the Closing Date to its lenders provided that such Security Interest is subject to the provisions of Section 6.4 in the event of a foreclosure of such Security Interest.
6.4    Right of First Offer.
(a)    Right of First Offer. Subject to the terms and conditions specified in this Section 6.4 and without limiting the provisions of Section 6.3, Buyer shall have a right of first offer on the Delek Shares and the Contingent Delek Shares (the “Offered Shares”) for a period of five (5) years following the Closing Date, whether such Offered Shares are held by Seller or any other Person (a “Holder”); provided, however, that the term “Offered Shares” shall not include shares previously sold on such stock exchange in compliance with the provisions of this Section 6.4. If Holder wishes to Dispose of Offered Shares by selling any or all of them on the stock exchange on which the Delek Common Stock is listed for trading, Holder shall first make an offering of such Offered Shares to Buyer in accordance with the following provisions of this Section 6.4 prior to Disposing of such Offered Shares.
(b)    Offer Notice.
(i)    Holder shall give written notice (a “ROFO Notice”) to Buyer pursuant to Section 10.5 stating Holder’s bona fide intention to Dispose of the Offered Shares on the stock exchange on which the Delek Common Stock is listed for trading and specifying (x) the number of Offered Shares to be sold by Holder and (y) the Trading Price on the previous Trading Day, which shall be the price at which the sale to Buyer shall occur (if at all).
(ii)    The ROFO Notice shall constitute Holder’s offer to sell the Offered Shares to Buyer, which offer shall be irrevocable for a period of two (2) Trading Days (the “ROFO Notice Period”).
(iii)    By delivering the ROFO Notice, Holder represents and warrants to Buyer that: (x) Holder has full right, title and interest in and to the Offered Shares; (y) Holder has all of the necessary power and authority and has taken all necessary action to sell such Offered Shares as contemplated by this Section 6.4; and (z) the Offered Shares would be sold to Buyer free and clear of any and all Encumbrances other than those arising as a result of or under the terms of this Agreement and applicable securities Laws.
(c)    Exercise of Right of First Offer.
(v)    Upon receipt of the ROFO Notice, Buyer shall have until the end of the ROFO Notice Period to elect to purchase all or any part of the Offered Shares by delivering a written notice (a “ROFO Election Notice”) to Holder stating that Buyer elects to purchase some or all of such Offered Shares, and the number of Offered Shares that Buyer elects to purchase, on the terms specified in the ROFO Notice. Such ROFO Election Notice shall be

Stock Purchase Agreement

binding upon delivery and irrevocable by Buyer. For the avoidance of doubt, the ROFO Notice Period shall end at 6:00 pm Central Time on the second (2nd) Trading Day following Buyer’s receipt of the ROFO Notice (excluding the day that Buyer receives the ROFO Notice).
(vi)    Failure to deliver a ROFO Election Notice during the ROFO Notice Period shall be deemed to be a waiver of Buyer’s right to purchase the Offered Shares pursuant to such ROFO Notice.
(d)    Closing. Within three (3) Trading Days of the ROFO Election Notice being delivered, Buyer shall purchase the Offered Shares from the Holder described in the ROFO Election Notice. At the closing of any such sale and purchase, Holder shall deliver to Buyer a certificate or certificates representing the Offered Shares to be sold, accompanied by stock powers with signatures guaranteed and all necessary stock transfer taxes paid and stamps affixed, if necessary, (or such other evidence of transfer reasonably acceptable to Buyer) against receipt of the aggregate price therefore from Buyer by certified or official bank check or by wire transfer of immediately available funds. Buyer and Holder shall each take such additional actions as may be reasonably necessary to consummate the sale contemplated by this Section 6.4 including entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.
(e)    Consummation of Sale on the Stock exchange. If Buyer does not deliver a ROFO Election Notice in accordance with Section 6.4(c), Holder may consummate the sale of such Offered Shares either: at any time during the ten (10) Trading Day period immediately following the expiration of the ROFO Notice Period by selling all or any portion of such Offered Shares on the stock exchange on which Delek Common Stock is listed in market trades, and providing Buyer written notice within 24 hours of such trades showing the price and the volume sold.
(f)    Small Block Sales. During any consecutive ten (10) Trading Day period, Holder may Dispose of up to two hundred thousand (200,000) shares of Delek Shares or Contingent Delek Shares (the “Small Block Sale Limit”) in sales on the exchange without complying with the other provisions of this Section 6.4 (a “Small Block Sale”) provided that all sales of Delek Common Stock by Holder (including Offered Shares) shall count towards and be credited against the Small Block Sale Limit.
(g)    Additional Terms. If Holder does not complete such sale of the Offered Shares within the applicable period set forth in Section 6.4(e), then the rights provided hereunder shall be deemed to be revived and such Offered Shares shall not be sold on any stock exchange unless Holder provides a new ROFO Notice to Buyer in accordance with, and otherwise complies with, this Section 6.4. Any shares sold during the applicable period set forth in Section 6.4(e) shall be deemed to be Offered Shares and shall not be considered part of a Small Block Sale.
(h)    Transfer. If Holder Disposes of any Delek Shares or Contingent Delek Shares to any transferee other than pursuant to a sale on a stock exchange pursuant to this Section 6.4, Holder shall notify Buyer within two (2) Trading Days thereof, and as a condition to such Disposal, such transferee shall agree in writing to be bound by this Section 6.4. Failure to comply with this Section 6.4(h) shall render such Disposal void, no such transfer shall be recorded on Buyer’s records (including the records of the transfer agent for the Delek Common Stock) and the purported transferee shall not be treated (and the Holder shall continue to be treated) as the record owner of such Delek Shares or Contingent Shares, as applicable.
6.5    Short Sales. Prior to the earliest to occur of (i) the termination of this Agreement pursuant to its terms, (ii) the effective date of a registration statement covering the resale of the Delek Shares, or, if

Stock Purchase Agreement

the Contingent Delek Shares are issued, the effective date of a registration statement covering the resale of the Contingent Delek Shares and the Delek Shares or (iii) the date such registration statement was required to have been declared effective following the request of the holders of the registration rights in accordance with the terms of the Registration Rights Agreement, neither Seller nor the Financial Advisor shall engage, directly or indirectly, in any Short Sales involving Buyer’s securities.
6.6    Special Reimbursement of Expenses. Buyer shall pay Seller five (5) consecutive annual payments of One Million Dollars ($1,000,000) each, payable on the first Business Day of each January commencing January 2016, to reimburse Seller for its costs and expenses incurred (whether or not such costs or expenses are in fact incurred) in connection with Seller’s carrying and administering the Delek Note (whether or not the Delek Note is outstanding at the time of such payment).
6.7    Contingent Delek Shares. Buyer shall issue to Seller an additional two hundred thousand (200,000) shares of common stock, par value $0.01 per share, of Buyer, as adjusted pursuant to Section 10.1, (the “Contingent Delek Shares”) within fifteen (15) days after the occurrence of the following events:
(i)    The Trading Price of Delek Common Stock is greater than $50.00 (as adjusted for any stock split, combination, reclassification, share dividend and the like in respect of the Delek Common Stock occurring after the Execution Date, and as reduced by the amount of any Delek Extraordinary Dividends after the record date thereof) for at least thirty (30) consecutive Trading Days and the final such Trading Day is no later than the second (2nd) annual anniversary of the Closing Date; and
(ii)    Buyer receives a notice from Seller within sixty (60) days of any occurrence of the event described in Section 6.7(i) stating that such event has occurred and requesting the issuance of the Contingent Delek Shares.
6.8    Delek Board of Directors.
(a)    Within thirty (30) days after the Closing, Buyer agrees to cause the board of directors of Buyer to be increased in size by one seat and to appoint an individual (the “Alon Nominee”) to such newly created position as designated by Seller provided that such individual satisfies the Director Qualifications. The Alon Nominee will be re-nominated by Buyer’s Nominating and Corporate Governance Committee, and will stand for election at the next annual meeting of the stockholders of Buyer so long as the Alon Nominee continues to meet the Director Qualifications.
(b)    For so long as (i) the Alon Nominee continues to meet the Director Qualifications, (ii) and Seller continues to be the record and beneficial owner of at least seven and one-half percent (7.5%) of the issued and outstanding shares of Delek Common Stock (calculated on a fully diluted basis), Buyer agrees to (1) re-nominate the Alon Nominee at each stockholder meeting where such individual may stand for re-election and recommend to the stockholders of Buyer the election of such Alon Nominee, provided that such Alon Nominee has not failed to be elected by the stockholders of Buyer in the past (in which case Seller may designate a different Alon Nominee) (2) not eliminate such newly created seat on the board of directors of Buyer and (3) nominate, re-nominate or cause the appointment of, as the case may be, any replacement Alon Nominee in the event the person holding such position resigns or becomes disabled.
6.9    Buyer’s Covenant not to Bring Certain Claims. Following the Closing, Buyer agrees not assert any Claim for breach of fiduciary duties against any Alon Israel Director who has executed and delivered a Resignation and Release in the form attached hereto as Exhibit 6.9 (a “Resignation and Release”)

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arising out of such Alon Israel Director’s service as a director or officer of any of the Alon Entities or their Subsidiaries prior to the Execution Date.
6.10    Taxes.
(a)    Seller shall be responsible for all income Taxes and all sales, use, excise, value added, transfer, stamp, documentary, filing, recordation, registration, real estate transfer and other similar Taxes (“Transfer Taxes”) that by applicable Law are imposed on Seller and relate to or arise from Seller’s sale of the Alon Shares or Seller’s purchase of the Delek Shares or Contingent Delek Shares pursuant to this Agreement. Seller at its own expense shall file, or cause to be filed, all necessary Tax Returns and other documentation with respect to any such Transfer Taxes. Buyer shall be responsible for Transfer Taxes that by applicable Law are imposed on Buyer and relate to or arise from Buyer’s purchase of the Alon Shares or Buyer’s sale of the Delek Shares or Contingent Delek Shares pursuant to this Agreement, other than Taxes (if any) imposed by an Israeli Governmental Authority, which Taxes shall be paid by Seller
(b)    Buyer shall be entitled to deduct and withhold any and all Taxes required by applicable Law to be so withheld or deducted from any payments and consideration payable to Seller under this Agreement, provided, however, that in reliance on the representation and warranty set forth in Section 4.4 and applicable Law as of the time of payment, Buyer agrees not to withhold any U.S. federal withholding Tax from any payments payable to Seller under this Agreement if, at least three (3) Business Days prior to any payment to be made to Seller pursuant to Section 6.6, Seller delivers to Buyer a valid and properly completed and executed Internal Revenue Service Form W-8BEN-E establishing an exemption from U.S. federal withholding tax pursuant to the “business profits” of the United States-Israel Income Tax Treaty and under FATCA. To the extent that any Taxes are so withheld or deducted pursuant to the foregoing sentence, such withheld Taxes shall be timely paid by Buyer to the relevant Governmental Authorities in accordance with applicable Law (and Buyer shall promptly thereafter provide evidence to Seller of such payment) and shall be treated for all purposes of this Agreement as having been paid to Seller.
6.11    Seller Release. EFFECTIVE AS OF THE CLOSING, SELLER DOES FOR ITSELF, AND ITS AFFILIATES, AND THEIR RESPECTIVE STOCKHOLDERS, SUCCESSORS AND ASSIGNS (the “RELEASING PARTIES”) HEREBY UNCONDITIONALLY, IRREVOCABLY AND FOREVER RELEASE AND ABSOLUTELY DISCHARGE THE ALON ENTITIES AND THEIR SUBSIDIARIES AND THEIR RESPECTIVE PAST AND PRESENT OFFICERS, DIRECTORS, EMPLOYEES, ADVISORS AND AGENTS (EACH, A “RELEASED PARTY”) FROM AND AGAINST ALL RELEASED MATTERS. “RELEASED MATTERS” MEANS ANY AND ALL CLAIMS, DEMANDS, DAMAGES, DEBTS, COSTS, EXPENSES AND ANY OTHER ADVERSE CONSEQUENCES OR LIABILITIES OR OBLIGATIONS OF ANY KIND WHATSOEVER (INCLUDING ANY CLAIM TO ACT OR FAILURE TO ACT THAT CONSTITUTES ORDINARY OR GROSS NEGLIGENCE OR RECKLESS OR WILLFUL, WANTON MISCONDUCT) (BUT EXCLUDING THE OBLIGATIONS OF ALON USA PURSUANT THAT CERTAIN REGISTRATION RIGHTS AGREEMENT BETWEEN ALON USA AND SELLER DATED JULY 6, 2005) THAT THE RELEASING PARTIES NOW HAVE, OR AT ANY TIME PRIOR TO THE CLOSING DATE HAD, AGAINST ANY OF THE RELEASED PARTIES. IT IS THE INTENTION OF SELLER IN EXECUTING THIS RELEASE, AND IN GIVING AND RECEIVING THE CONSIDERATION CALLED FOR HEREIN, THAT THE RELEASE CONTAINED IN THIS SECTION 6.11 SHALL BE EFFECTIVE AS A FULL AND FINAL ACCORD AND SATISFACTION AND GENERAL RELEASE OF AND FROM ALL RELEASED MATTERS AND THE FINAL RESOLUTION BY SELLER AND THE RELEASED PARTIES OF ALL RELEASED MATTERS. SELLER HEREBY REPRESENTS TO BUYER THAT NONE OF THE RELEASING PARTIES HAS VOLUNTARILY OR INVOLUNTARILY ASSIGNED OR TRANSFERRED OR PURPORTED TO ASSIGN OR TRANSFER

Stock Purchase Agreement

TO ANY PERSON ANY RELEASED MATTERS. THE INVALIDITY OR UNENFORCEABILITY OF ANY PART OF THIS SECTION 6.11 SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS SECTION 6.11, WHICH SHALL REMAIN IN FULL FORCE AND EFFECT. For the avoidance of doubt, Released Matters include: (a) Claims by the Releasing Parties with respect to repayment of loans or other indebtedness; (b) any rights, titles and interests in, to or under any Contracts to which any of the Releasing Parties is a party; and (c) Claims by the Releasing Parties with respect to dividends, distributions, violations of preemptive rights and the status of the Releasing Party as a stockholder, partner, option holder or other security holder of the Alon Entities. Notwithstanding this Section 6.11, the provisions of this Section 6.11 shall not apply to (i) Seller’s rights expressly created by this Agreement, or (ii) to the agreements listed on Schedule 6.11 hereof.
ARTICLE VII
CONDITIONS PRECEDENT
7.1    Conditions Precedent to Obligation of Buyer. The obligation of Buyer to consummate the Contemplated Transactions and to take any other action required to be taken by Buyer at the Closing and thereafter is subject to satisfaction, at or prior to the Closing, of each of the following conditions precedent (any of which may be waived by Buyer in whole or in part by executing a writing so stating at or before the Closing):
(a)    Accuracy of Representations and Warranties. The representations and warranties of Seller set forth in Section 3.1(a) (Organization of Seller), Section 3.1(b) (Authorization of Transaction), Section 3.1(c) (Noncontravention), Section 3.1(f) (Ownership of the Alon Shares) and Section 4.4 (Tax Matters) (collectively, the “Seller Fundamental Representations”) shall be true and correct in all respects as of the Execution Date and on and as of the Closing Date, as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of a specific date or time, which need be so true and correct only as of such date or time). The other representations and warranties of Seller set forth in Section 3.1, shall be true and correct in all respects (in the case of any such representation or warranty qualified by “materiality” or another similar qualifier) or in all material respects (in the case of any such representation or warranty not qualified by “materiality” or another similar qualifier) as of the Execution Date and as of the Closing Date, as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of a specific date or time, which need be so true and correct only as of such date or time);
(b)    Compliance with Covenants. Seller shall have performed and complied with all of its covenants required by this Agreement to be performed or complied with at or prior to the Closing in all material respects;
(c)    No Adverse Proceeding. There shall not be any Claim, Proceeding or Order pending against Seller, the Alon Entities or their Subsidiaries (excluding such by or at the direction of Buyer or its Affiliates) by or before any Governmental Authority, arbitrator, or mediator which seeks to (i) restrain, prohibit, or invalidate the Contemplated Transactions or (ii) collect damages arising out of the Contemplated Transactions in excess, in the aggregate, of $15 million from Buyer, any Alon Entity or any of their respective Subsidiaries;
(d)    HSR Act. All necessary filings and notifications under the HSR Act shall have been made, including any required additional or supplemental information or documents, and any applicable waiting period(s) under the HSR Act shall have expired or been terminated;

Stock Purchase Agreement

(e)    No Alon Material Adverse Effect. Since the Execution Date, there must not have occurred any event or series of events which has had or would reasonably be expected to have an Alon Material Adverse Effect;
(f)    Operation of the Business. None of the following shall have occurred since March 23, 2015, without the prior written consent of Buyer:
(i)    entry into any Contract between the Alon Entities or their Subsidiaries on the one hand and Seller or its Affiliates on the other hand; or
(ii)    amendment or modification of the Governing Documents of any of the Alon Entities, or any changes in the authorized capital stock of Alon USA (it being understood that Buyer will not unreasonably withhold written consent for such amendments or modifications as may be necessary to carry out the Contemplated Transactions);
(g)    Other Changes. The Alon USA Board shall not have approved any of the following items since March 23, 2015, and no Alon Israel Director shall have supported, voted in favor of, solicited votes for, or taken any other action in furtherance of any of the following without the prior written consent of Buyer:
(i)    operating the Alon Entities or their Subsidiaries outside of the Ordinary Course of Business, or any material changes in the business or structure of the Alon Entities or their Subsidiaries that would reasonably be likely to involve or result in costs or expenditures of or Adverse Consequences to the Alon Entities or their Subsidiaries in excess of $5 million, individually or in the aggregate;
(ii)    any change (either an increase or decrease) in the number of issued and outstanding Equity Interests of any of the Alon Entities other than pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the Execution Date pursuant to any written Employee Plan or other Commitments included in the Alon SEC Reports and copies thereof have been filed with such Alon SEC Reports;
(iii)    any hiring or termination of any Executive-Level Employee of the Alon Entities or their Subsidiaries (except as contemplated in this Agreement), grants or approvals of any increase in compensation, commission, bonus or other direct or indirect remuneration (including any acceleration of rights, benefits or payments under any Employee Plans) payable to any Executive-Level Employee, or modification of the employment term or arrangements with respect to any Executive-Level Employee;
(iv)    the Alon Entities’ or any of their Subsidiaries’ acquisition or Disposal of, or entry into any Contract for the acquisition or Disposal of, stock, assets or services with a value in excess of $5,000,000 in a single or a series of related transactions (whether by merger, purchase or sale of Equity Interests, purchase or sale of assets or otherwise) other than in the Ordinary Course of Business;
(v)    entry by the Alon Entities or any of their Subsidiaries into any derivative, option, hedge or futures contracts which require approval by the Alon USA Board, excluding any derivative, option, hedge or futures contracts entered into in the Ordinary Course of Business;

Stock Purchase Agreement

(h)    Consents. Seller (or the Alon Entities or their Subsidiaries, if applicable) shall have obtained (i) all of the Consents necessary for Seller to consummate the Contemplated Transactions, (ii) all Encumbrance releases or waivers necessary for Seller to consummate the Contemplated Transactions and (iii) all of the Consents, releases and waivers set forth on Schedule 3.1(c) and Schedule 4.2 (excluding Consents related to (A) the License Agreement with Southwest Convenience Stores and (B) employment agreements of individuals, all as set forth on Schedule 4.2), all of such Consents, releases and waivers being in form and substance reasonably satisfactory to Buyer and in full force and effect;
(i)    Alon USA Consent. (i) The Stockholder Agreement and the approval of the Contemplated Transactions pursuant to Section 203 by Alon USA shall be in full force and effect as of the Closing Date (except, with respect to the Stockholder Agreement, by reason of a Breach by Buyer of the Stockholder Agreement), or (ii) any approval of the Contemplated Transactions pursuant to Section 203 by Alon USA shall otherwise be in effect to the reasonable satisfaction of Buyer and its counsel (Buyer covenants to cooperate with Seller to avoid (by waiver, amendment or otherwise) the occurrence of a “Termination Event” as defined in Stockholder Agreement, including by consenting to the extension from time to time of any pre-Closing periods set forth therein upon written request by Seller and by not mutually agreeing with Alon USA, without the consent of Seller, to terminate the Stockholder Agreement pursuant to its terms prior to the termination of this Agreement);
(j)    Board Resignations and Appointments. The Alon Israel Directors shall have resigned from all positions with the Alon Entities, and, to the extent applicable their Subsidiaries, effective as of the Closing, or shall have been otherwise removed. The Alon USA Board shall have appointed Buyer’s nominees to the Alon USA Board as replacements for such individuals and the chief executive officer of Buyer shall have been appointed as Chairman of the Alon USA Board, all to be effective as of the Closing; and
(k)    Closing Deliveries. Seller shall have, or shall have caused, the documents and instruments described in Section 2.5 to be delivered to Buyer at or prior to the Closing.
7.2    Conditions to Obligation of Seller. The obligation of Seller to consummate the Contemplated Transactions and to take any other action required to be taken by Seller at the Closing and thereafter is subject to satisfaction, at or prior to the Closing, of each of the following conditions precedent (any of which may be waived by Seller in whole or in part by executing a writing so stating at or before the Closing):
(a)    Accuracy of Representations and Warranties. The representations and warranties of Buyer set forth in Section 3.2(a) (Organization), Section 3.2(b) (Authorization of Transaction), and Section 3.2(c) (Noncontravention), Section 3.2(f) (Delek Shares) (collectively, the “Buyer Fundamental Representations”) shall be true and correct in all respects as of the Execution Date and on and as of the Closing Date, as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of a specific date or time, which need be so true and correct only as of such date or time). The other representations and warranties of Buyer set forth in Section 3.2 shall be true and correct in all material respects (except with respect to any representation or warranty qualified by the word “material” or words of similar import, in which case such representations and warranties must be true and correct) as of the Execution Date and on and as of the Closing Date, as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of a specific date or time, which need be so true and correct only as of such date or time);

Stock Purchase Agreement

(b)    Compliance with Covenants. Buyer shall have performed and complied with all of its covenants required by this Agreement to be performed or complied with at or prior to the Closing in all material respects;
(c)    No Adverse Proceeding. There shall not be any Claim, Proceeding or Order pending against Buyer (excluding such by or at the direction of Seller or its Affiliates) by or before any Governmental Authority, arbitrator, or mediator which seeks to restrain, prohibit or invalidate the Contemplated Transactions;
(d)    HSR Act. All necessary filings and notifications under the HSR Act shall have been made, including any required additional or supplemental information or documents, and any applicable waiting period(s) under the HSR Act shall have expired or been terminated;
(e)    No Delek Material Adverse Effect. Since the Execution Date, there must not have occurred any event or series of events which has had or would reasonably be expected to have a Delek Material Adverse Effect; and
(f)    Closing Deliveries. Buyer shall have, or shall have caused, the documents and instruments described in Section 2.6 to be delivered to Seller at or prior to the Closing.
ARTICLE VIII
REMEDIES FOR BREACHES OF AGREEMENT
8.1    Survival of Representations, Warranties and Certain Covenants.
(a)    Each of the representations and warranties of Seller contained in this Agreement (and any related Claims arising from a Breach by Seller of Section 5.4) will survive the Closing and continue in full force and effect until eighteen (18) months after the Closing Date; provided, however,
(i)    the representations and warranties set forth in Section 3.1(d) (Broker Fees), and Section 4.3 (Litigation) shall survive the Closing until the fourth (4th) anniversary of the Closing Date; and
(ii)    the Seller Fundamental Representations shall survive the Closing indefinitely.
(b)    The covenants of both Parties contained in this Agreement to be performed after the Closing shall survive the Closing indefinitely.
(c)    Each of the representations and warranties of Buyer contained in this Agreement (and any related Claims arising from a Breach by Buyer of Section 5.5) will survive the Closing and continue in full force and effect until eighteen (18) months after the Closing Date; provided, however,
(i)    the representations and warranties set forth in Sections 3.2(d) (Broker Fees), Sections 3.2(e) (Litigation), and Section 3.2(g) (Delek Capitalization) shall survive the Closing until the fourth (4th) anniversary of the Closing Date; and
(ii)    the Buyer Fundamental Representations shall survive the Closing indefinitely.

Stock Purchase Agreement

(d)    The obligations under Sections 8.2 and 8.3 shall not terminate at the end of the applicable survival period with respect to any Claims for indemnifiable losses as to which the Person to be indemnified shall have given written notice (stating in reasonable detail the basis of the claim for indemnification) to the Indemnifying Party before the termination of the applicable survival period.
8.2    Indemnification Provisions for the Benefit of Buyer. After the Closing, Seller will indemnify, defend, and hold the Buyer Indemnitees harmless from and will reimburse the Buyer Indemnitees for any and all Adverse Consequences, directly or indirectly, to the extent resulting from, relating to, arising out of, or attributable to any one of the following:
(i)    any Breach of any representation or warranty made by Seller in this Agreement;
(ii)    any Breach of any covenant or obligation of Seller in this Agreement;
(iii)    any Claim or Proceeding by any Alon Israel Director who has not executed a Resignation and Release as of the Closing Date that would have been waived by the Resignation and Release had it been executed by such Alon Israel Director;
(iv)    any Claim or Proceeding by any stockholders, directors, officers or employees of Seller relating to the Contemplated Transactions; and
(v)    any Tax Liabilities arising from Buyer not withholding Taxes from any payment made to Seller under or contemplated by this Agreement and any Tax Liabilities imposed upon Seller.
8.3    Indemnification Provisions for the Benefit of Seller. After the Closing, Buyer will indemnify, defend, and hold the Seller Indemnitees harmless from and will reimburse the Seller Indemnitees for any and all Adverse Consequences, directly or indirectly, to the extent resulting from, relating to, arising out of, or attributable to any one of the following
(i)    any Breach of any representation or warranty made by Buyer in this Agreement;
(ii)    any Breach of any covenant or obligation of Buyer in this Agreement; and
(iii)    any Tax Liabilities imposed upon Buyer and not otherwise apportioned to Seller in Section 6.10.
8.4    Limitations and Provisions of Indemnification. The following limitations and provisions shall apply with regard to the indemnification obligations set forth in Sections 8.2(i) and 8.3(i):
(a)    Seller’s Liability under this Agreement to indemnify pursuant to Section 8.2(i) shall collectively not exceed an amount equal to $86,000,000; provided, however, such limitation on Seller’s indemnification Liability shall not apply to Adverse Consequences resulting from (i) any Breach of the Seller Fundamental Representations or (ii) fraud or intentional misconduct by Seller in the negotiation or execution of this Agreement.
(b)    Buyer’s Liability under this Agreement to indemnify pursuant to Sections 8.3(i) shall not exceed an aggregate amount equal to $86,000,000; provided, however, such limitation on Buyer’s

Stock Purchase Agreement

indemnification Liability shall not apply to Adverse Consequences resulting from (i) any Breach of the Buyer Fundamental Representations, or (ii) fraud or intentional misconduct by Buyer in the negotiation or execution of this Agreement.
(c)    The Parties will have no Liability to indemnify pursuant to Sections 8.2(i) and 8.3(i) as the case may be unless and until the aggregate Adverse Consequences for which the Seller Indemnitees or the Buyer Indemnitees, as applicable, are entitled to recover under this Agreement exceeds an amount equal to Five Million Dollars ($5,000,000) (the “Threshold Amount”); provided, however, once the aggregate for such Adverse Consequences exceeds the Threshold Amount then the Indemnifying Party shall only be obligated to indemnify the Indemnified Parties from and against such Adverse Consequences in excess of the Threshold Amount; provided, further, that the Threshold Amount limitation shall not apply to Adverse Consequences resulting from (i) any Breach by Seller of the Seller Fundamental Representations, (ii) any Breach by Buyer of the Buyer Fundamental Representations, or (iii) fraud or intentional misconduct by Seller or Buyer, as applicable, in the negotiation or execution of this Agreement.
(d)    For purposes of determining whether a Breach has occurred and calculating the Adverse Consequences in connection with a claim for indemnification under this Article VIII, each of the representations and warranties that contains any qualifications as to materiality or similar qualifier will be determined with regard to such materiality or similar qualifier contained in the terms of such representation and warranty; provided, however, that if the representation or warranty is Breached (after taking into consideration such materiality or similar qualifier) then the amount of Adverse Consequences arising out of such Breach that are subject to indemnification pursuant to Sections 8.2(i) and 8.3(i) as the case may be will be determined without regards to such materiality or similar qualifier.
(e)    No Claim may be asserted or commenced against Seller pursuant to Section 8.2(i) with regard to Breaches of representations and warranties of Seller unless written notice of such Claim is received by Seller describing in reasonable detail the facts and circumstances with respect to the subject matter of such Claim on or prior to the date on which the representation or warranty on which such Claim is based ceases to survive as set forth in Section 8.1(a).
(f)    No Claim may be asserted or commenced against Buyer pursuant to Section 8.3(i) with regard to Breaches of representations and warranties of Buyer unless written notice of such Claim is received by Buyer describing in reasonable detail the facts and circumstances with respect to the subject matter of such Claim on or prior to the date on which the representation or warranty on which such Claim is based ceases to survive as set forth in Section 8.1(c).
8.5    Matters Involving Third Parties.
(a)    If any third party shall notify either Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) that may give rise to a right to claim for indemnification against (i) Seller under Section 8.2 or (ii) Buyer under Section 8.3 (each of (i) and (ii), the “Indemnifying Party”), then the Indemnified Party shall promptly (and in any event within ten (10) Business Days after receiving notice of the Third Party Claim) notify the Indemnifying Party thereof in writing.
(b)    The Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld, conditioned or delayed) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief

Stock Purchase Agreement

upon the Indemnified Party. The Indemnified Party shall provide reasonable assistance to and cooperation with the Indemnifying Party in connection with any Third Party Claim. Notwithstanding the foregoing, if the interests of the Indemnified Party, whether or not the Indemnified Party is a named party in such Third Party Claim, and the interests of the Indemnifying Party are or could reasonably be expected by the Indemnified Party to be adverse, the Indemnified Party may assume and thereafter conduct its own defense and the Indemnifying Party shall reimburse the Indemnified Party on a current basis for its Adverse Consequences incurred in the defense thereof.
(c)    Unless and until the Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 8.5(b) or in the case of any Third Party Claim pertaining to Taxes, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.
8.6    Subrogation. If an Indemnified Party has a right against a third party with respect to any claim, demand, Proceeding, or proceeding for which indemnification is sought under this Agreement, the Indemnifying Party shall, to the extent of any payment made by the Indemnifying Party, be subrogated to the rights of the Indemnified Party and the Indemnified Party shall cooperate with and assist the Indemnifying Party in pursuing the claim against the third party. If requested by the Indemnifying Party, the Indemnified Party shall assign, or partially assign, the Claim or Proceeding against the third party to the Indemnifying Party, to the extent of any payment made by the Indemnifying Party.
8.7    Limitation of Damages. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, THE PARTIES AGREE THAT THE INDEMNIFICATION OBLIGATIONS OF BOTH PARTIES, AND THE RECOVERY BY EITHER PARTY OR INDEMNITEE OF ANY COVERED LIABILITIES SUFFERED OR INCURRED BY IT AS A RESULT OF ANY BREACH OR NONFULFILLMENT BY A PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS, OR OTHER OBLIGATIONS UNDER THIS AGREEMENT, SHALL BE LIMITED TO ACTUAL DAMAGES AND SHALL NOT INCLUDE OR APPLY TO, NOR SHALL EITHER PARTY OR INDEMNITEE BE ENTITLED TO RECOVER, ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES OR BUSINESS INTERRUPTION) SUFFERED OR INCURRED BY EITHER PARTY OR INDEMNITEE. For purposes of the foregoing, actual damages may, however, include indirect, consequential, special, incidental, exemplary, or punitive damages to the extent (i) the injuries or losses resulting in or giving rise to such damages are incurred or suffered by a third party who is not an Affiliate of Seller or Buyer, and (ii) such damages are recovered against an Indemnitee by a Person which is a third party who is not an Affiliate of Seller or Buyer. This Section 8.7 shall operate only to limit a Party’s Liability and shall not operate to increase or expand any Contractual obligation of a Party hereunder.
8.8    Specific Performance. The Parties agree that money damages would not be a sufficient remedy for any Breach of this Agreement by either Party. It is hereby agreed that in addition to any other right or remedy to which Buyer or Seller, as the case may be, may be entitled, at law or in equity, either Party shall be entitled to enforce any provisions of this Agreement (including the consummation of the Contemplated Transactions) by a decree of specific performance and to temporary, preliminary, and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

Stock Purchase Agreement

ARTICLE IX
TERMINATION OF AGREEMENT
9.1    Termination of Agreement. The Parties may terminate this Agreement, as provided below:
(a)    Mutual Consent. Buyer and Seller may terminate this Agreement as to both Parties at any time prior to the Closing by joint execution of an instrument whereby each Party explicitly agrees to such mutual termination.
(b)    Long Stop Date. Either Party may terminate this Agreement at any time prior to the Closing by giving written notice to the other Party in the event the conditions set forth in Sections 7.1(c) (No Adverse Proceeding) and 7.1(d) (HSR Act) (as applicable to Buyer) or the conditions set forth in Sections 7.2(c) (No Adverse Proceeding) and 7.2(d) (HSR Act) (as applicable to Seller) shall not have occurred on or prior to August 14, 2015 (the “Long Stop Date”); provided that the failure to satisfy the conditions set forth in Sections 7.1(c), 7.1(d), 7.2(c), or 7.2(d) by the Long Stop Date is not due to a Breach of the obligations of Sections 5.1, 5.2 or 5.3 applicable to the terminating Party.
(c)    By Seller. Seller may terminate this Agreement by giving written notice to Buyer (i) at any time after the Long Stop Date if any of the conditions in Section 7.2 (other than the conditions set forth in Sections 7.2(c) and 7.2(d) or conditions that are to be satisfied at Closing) shall not have been fulfilled by the Long Stop Date or (ii) at any time in the event any of the conditions in Section 7.2 (other than the conditions set forth in Sections 7.2(c) and 7.2(d) or conditions that are to be satisfied at Closing) shall have become incapable of fulfillment on or prior to the Long Stop Date, provided that in each such case the failure to Close is not due, inter alia, to any Breach by Seller of any of its representations, warranties, covenants or other obligations contained in this Agreement.
(d)    By Buyer. Buyer may terminate this Agreement by giving written notice to Seller (i) at any time after the Long Stop Date if any of the conditions in Section 7.1 (other than the conditions set forth in Sections 7.1(c) and 7.1(d) or conditions that are to be satisfied at Closing) shall not have been fulfilled by the Long Stop Date or (ii) at any time in the event any of the conditions in Section 7.1 (other than the conditions set forth in Sections 7.1(c) and 7.1(d) or conditions that are to be satisfied at Closing) shall have become incapable of fulfillment on or prior to the Long Stop Date, provided that in each such case the failure to Close is not due, inter alia, to any Breach by Buyer of any of its representations, warranties, covenants or other obligations contained in this Agreement.
(e)    By Seller or Buyer. Either Seller or Buyer may terminate this Agreement by giving written notice to the other Party if any Governmental Authority of competent jurisdiction in the United States shall have issued an Order or shall have taken any other action permanently enjoining, restraining, or otherwise prohibiting the Contemplated Transactions and such Order or other action shall have become final and non-appealable.
9.2    Effect of Termination; Release of Escrow. If either Party terminates this Agreement pursuant to Section 9.1, all rights and obligations of the Parties under this Agreement shall terminate without any Liability of either Party to the other Party (except for any Liability of either Party then in Breach) or any Debt Financing Source to any Party; provided, that the rights and obligations of the Parties under this Section 9.2 (Effect of Termination), and any provisions regarding the interpretation or enforcement of this Agreement, and Article X (Miscellaneous) will survive any such termination. For the avoidance of doubt, termination of this Agreement pursuant to Section 9.1(a) shall result in no Liability of either Party to the other Party or of any Debt Financing Source to any Party. If this Agreement is terminated for any reason,

Stock Purchase Agreement

Seller agrees to promptly deliver a mutual instruction letter to the Escrow Agent at the request of Buyer releasing the Escrow Amount to Buyer plus any earnings accrued thereon.
ARTICLE X
MISCELLANEOUS
10.1    Delek Shares; Adjustment of Share Amounts.
(a)    Each certificate representing the Delek Shares or the Contingent Delek Shares will be endorsed with the following legends:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR (II) IN COMPLIANCE WITH RULE 144 OR (III) OTHERWISE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT BASED ON AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS, INCLUDING A RIGHT OF FIRST OFFER, SET FORTH IN THAT CERTAIN STOCK PURCHASE AGREEMENT DATED APRIL 14, 2015, AS MAY BE AMENDED FROM TIME TO TIME, BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS, HER OR ITS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF SUCH STOCK PURCHASE AGREEMENT.”
, and any other legends required by applicable securities Laws or the Registration Rights Agreement.
(b)    Buyer may instruct its transfer agent not to register the transfer of the Delek Shares or the Contingent Delek Shares, unless the conditions specified in the foregoing legends are satisfied.
(c)    The amount of Delek Shares to be issued pursuant to Section 2.2(a)(ii), shall be increased or decreased, as applicable, as a result of any stock split, stock dividend, recapitalization or exchange that occurs with respect to or in exchange for Delek Common Stock after the Execution Date but prior to the issuance of the Delek Shares.
(d)    The amount of Contingent Delek Shares to be issued pursuant to Section 6.7, shall be increased or decreased, as applicable, as a result of any stock split, stock dividend, recapitalization or exchange that occurs with respect to or in exchange for Delek Common Stock after the Execution Date but prior to the issuance of the Delek Shares.
10.2    Cooperation. After the Closing, each Party, at the request of the other Party, and without additional consideration, shall execute and deliver, from time to time, such additional documents or

Stock Purchase Agreement

instruments of conveyance and transfer and take or cause to be taken such additional actions as may be necessary or advisable to accomplish the transfer of the Alon Shares to Buyer in the manner contemplated in this Agreement.
10.3    No Third Party Beneficiaries. This Agreement and any agreement contained, expressed, or implied herein, shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns except that (a) Seller Indemnitees and Buyer Indemnitees shall be third party beneficiaries of the indemnifications provided for in Article VIII, (b) Non-Party Affiliates shall be third party beneficiaries of Section 10.11, and (c) the Debt Financing Sources shall be third party beneficiaries of Sections 9.2, 10.4, 10.6, 10.7, and 10.11.
10.4    Successors and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign, transfer, convey, or pledge either this Agreement or any of its rights, interests, or Liabilities hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that Buyer may (1) transfer and assign prior to the Closing its right to acquire the Alon Shares pursuant to this Agreement to its Affiliates without the prior written consent of Seller (which transfer shall not release Buyer from any of its Liabilities hereunder) and (1) may assign its rights under this Agreement to the Debt Financing Sources as collateral security. Nothing in this Section 10.4 shall limit Seller’s right to transfer the Delek Shares or the Contingent Delek Shares to a Permitted Transferee in a Permitted Transfer as set forth in Section 6.3.
10.5    Notices. All notices, requests, Claims, Consents, or other communications required or authorized hereunder shall be in writing and shall be deemed to have been duly given by the applicable Party if personally delivered, sent by facsimile with receipt acknowledged, sent by a recognized commercial overnight delivery service which guarantees next Business Day delivery, sent by U.S. registered or certified mail return receipt requested and postage prepaid, sent via electronic mail, or otherwise actually received by the other Party at the address of the intended recipient set forth below:

If to Seller:
Alon Israel Oil Company LTD:
Europark Yakum
France Building
Yakum 60972
P.O.B. 10
Israel
Attention: Avigdor Kaplan, CEO
Telephone: +972-9-9618501
Facsimile: +972-9-9514333
E-mail: avigdor.kaplan@gmail.com

With a copy to:	Pepper Hamilton LLP Hercules Plaza, Suite 5100 1313 N. Market Street P.O. Box 1709 Wilmington, Delaware 19899 Attn: Ben Strauss Telephone: +1 (302) 777-6564

Stock Purchase Agreement

Facsimile: +1 (302) 397-2717
E-mail: straussb@pepperlaw.com

If to Buyer:	Delek US Holdings, Inc. 7102 Commerce Way Brentwood, Tennessee 37027 Attn: General Counsel Fax: +1 (615) 435-1271 Telephone: +1 (615) 224-2281 E-mail: kent.thomas@delekus.com
With a copy to (which copy shall not constitute notice):

Norton Rose Fulbright US LLP
1301 McKinney, Suite 5100
Houston, Texas 77010
Attn: Daniel L. Mark
Fax:+1 (713) 651-5246
E-mail: daniel.mark@nortonrosefulbright.com
All such notices and communications shall be deemed to have been received: if personally delivered, at the time delivered by hand; if so mailed, three (3) Business Days after being deposited in the mail; if faxed, upon confirmation of receipt if the confirmation is between 9:00 a.m. and 5:00 p.m. local time of the recipient on a Business Day, otherwise on the first Business Day following confirmation of receipt, , if sent by overnight air courier, on the next Business Day after timely delivery to the courier, and if sent via electronic mail, upon proper transmission if such transmission is between 9:00 a.m. and 5:00 p.m. local time of the recipient on a Business Day, otherwise on the first Business Day following proper transmission.
Either Party may change the address to which notices, requests, Claims, Consents and other communications hereunder are to be delivered by giving the other Party prior written notice thereof in the manner herein set forth in this Section 10.5.
10.6    Governing Law and Venue. This Agreement and the legal relations between the Parties with respect hereto shall be governed by and construed in accordance with the domestic Laws of the State of Delaware without regard or giving effect to any choice or conflict of Law provision or rule (whether of such state or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than such state. Each Party hereby irrevocably (i) agrees that any suit, action or proceeding arising out of this Agreement, may be brought in, and shall only be brought in, the federal or state courts located in the State of Delaware, (ii) submit to the jurisdiction and venue of Delaware state courts and any federal court sitting in the District of Delaware for purposes of any suit, action or other proceeding arising out of this Agreement, (iii) waive any objection to laying venue in any such suit, action or proceeding in such courts, (iv) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over such Party and (v) agrees that service of process upon such Party may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, pursuant to Section 10.5. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE FINANCING COMMITMENT, AND THE DEBT FINANCING.

Stock Purchase Agreement

Seller hereby irrevocably appoints the following person as its attorney, upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of, or in connection with, this Agreement, and consents to service of process upon such person with the same effect as if Seller had been served lawfully with such process:
Pepper Hamilton LLP
Attn: Ben Strauss
Hercules Plaza, Suite 5100
1313 N. Market Street
Wilmington, Delaware 19899-1709
Telephone: 302.777.6564
Facsimile: 302.397.2717
10.7    Entire Agreement. Except as otherwise set forth in this Section 10.7, this Agreement (including any documents referred to in this Agreement) constitutes the entire agreement between the Parties with respect to the Contemplated Transactions and supersedes any prior understandings, negotiations, statements, discussions, correspondence, offers, agreements, or representations by the Parties, written or oral, relating in any way to the subject matter of this Agreement and the Contemplated Transactions. No modification, amendment, or supplement of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. Notwithstanding the preceding to the contrary, the Parties each acknowledge and agree that from and after the Execution Date, the Confidentiality Agreement shall continue in full force and effect. Notwithstanding anything to the contrary set forth in this Section 10.7, neither this Section 10.7 nor Sections 9.2, 10.3, 10.4, 10.6, 10.7, or 10.11 may be modified or amended in a manner that is adverse in any respect to any Debt Financing Source without the prior written consent of such Debt Financing Source.
10.8    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction and the invalid or unenforceable provision shall be reformed to the minimum extent required to render such provision Enforceable and in a manner so as to preserve the economic and legal substance of the Contemplated Transactions to the fullest extent permitted by applicable Law. Upon such determination that any term or other provision is invalid or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Contemplated Transactions are fulfilled to the extent possible.
10.9    Transaction Expenses. Each of Buyer and Seller will bear and pay its own costs and expenses (including legal fees and expenses) incurred in connection with the negotiation and execution of this Agreement and the consummation of the Contemplated Transactions.
10.10    Confidentiality; Publicity. The Parties recognize and acknowledge that the Parties desire to maintain as private and confidential their activities under this Agreement. In furtherance thereof, the Parties hereby agree:
(a)    Restricted Use of Confidential Information. From and after the Execution Date, except as may be required by any applicable Law or as otherwise expressly contemplated herein, (i) neither Party nor either of their respective Affiliates, employees, agents, consultants, advisers, or representatives shall, without the prior written consent of the other Party, disclose (or permit to disclose) to any third Person the existence of this Agreement, the subject matter or terms hereof (including the Consideration), any proprietary or otherwise confidential information concerning the business or affairs of the other Party which

Stock Purchase Agreement

it may have acquired from such Party at any time in the course of pursuing the Contemplated Transactions and negotiating and executing this Agreement, and (ii) to further protect the investment of Buyer in the Alon Shares and in addition to the obligations of Seller under any of the Confidentiality Agreements, Seller shall not, and shall cause its Affiliates, employees, agents, consultants, advisers, and representatives not to, disclose (or permit to disclose) to any third Person any proprietary or otherwise non-public confidential information concerning the business or affairs of the Alon Entities or their Subsidiaries obtained thereby at any time (including the current and historical capital structure of the Alon Entities and their Subsidiaries or any other information relating to the financial condition or operations of the Alon Entities and their Subsidiaries or any dealings between Seller and the Alon Entities or their Subsidiaries at any time) (collectively, the “Confidential Information”); provided, however, that either Party may disclose any such Confidential Information as follows: (i) in connection with the Contemplated Transactions, to such Party’s Affiliates and its or its Affiliates’ employees, lenders, counsel, or accountants, which shall also be subject to the requirements of this Section 10.10; (ii) to comply with any applicable Law or Order, provided, that prior to making any such disclosure the Party making the disclosure shall, to the extent not prohibited by applicable Law, (A) promptly provide written notification to the other Party of any Proceeding of which it is aware which may result in disclosure, the nature of such information to be disclosed, and a description of the legal provisions requiring such disclosure, (B) use all Commercially Reasonable Efforts to limit or prevent such disclosure, and (C) if disclosure is ultimately required, use all Commercially Reasonably Efforts to provide the other Party a reasonable opportunity to review the proposed disclosure and comment thereon, and use all Commercially Reasonable Efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such disclosed information; (iii) to the extent that the Confidential Information is or becomes generally available to the public through no fault of the Party, or its Affiliates or representatives, making such disclosure; and (iv) to the extent that the same information becomes available to the Party making such disclosure on a non-confidential basis from a source other than a Party or its Affiliates or representatives, which source is not prohibited from disclosing such information by any legal, Contractual, or fiduciary obligation. Seller may disclose to the Alon Entities such of the Confidential Information regarding this Agreement and the subject matter or terms hereof as may be reasonably necessary in connection with the Contemplated Transactions; provided, that prior to providing such Confidential Information to the Alon Entities, the Alon Entities shall have been informed by Seller of the terms of this Section 10.10, and shall have agreed in writing to keep such Confidential Information confidential and not to disclose it.
(b)    Return of Confidential Information. If the Contemplated Transactions are not consummated, upon written request, Buyer shall, as promptly as practicable, return to Seller or destroy, at the option of Seller, any and all tangible embodiments of Confidential Information provided to or acquired by Buyer in the course of pursuing the Contemplated Transactions.
(c)    Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement regarding the subject matter of this Agreement or the Contemplated Transactions, or any information related thereto, without first obtaining the written approval of the other Party, which approval shall not be unreasonably withheld, and upon obtaining such approval shall have provided a copy of the press release or public announcement to the other Party and shall not include therein any information to which such other Party shall reasonably have objected to as being within the scope of Confidential Information. Notwithstanding the foregoing or any other provision of this Section 10.10, either Party may disclose such information to investors, ratings agencies, analysts, and the general public if required in their reasonable discretion.
10.11    Nonrecourse. All Claims (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty, whether written or oral, made in or in connection with

Stock Purchase Agreement

this Agreement or as an inducement to enter into this Agreement), may be made only against the Persons that are expressly identified as parties hereto. No Person who is not a Party, including any director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of any Party (the “Non-Party Affiliates”), shall have any Liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or affiliates) for any Claims arising under, in connection with or related to this Agreement or the Contemplated Transactions or for any Claim based on, in respect of, or by reason of this Agreement or its negotiation or execution; and each Party hereby waives and releases all such Liabilities against any such Non-Party Affiliates. In addition, subject to the rights of the parties to the Financing Commitments and the Debt Financing, none of the Debt Financing Sources shall have any Liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or affiliates) for any Claims arising under, in connection with or related to this Agreement or the Contemplated Transactions or for any Claim based on, in respect of, or by reason of this Agreement or its negotiation or execution, and each Party, solely in its capacity as a party to this Agreement, hereby waives and releases all such Liabilities against any such Debt Financing Source. Seller shall have no Liability hereunder to any Debt Financing Source except that a Debt Financing Source may enforce directly against Seller any obligation of Seller to Buyer set forth herein assigned by Buyer to such Debt Financing Source.. Non-Party Affiliates and Debt Financing Sources are expressly intended as third party beneficiaries of this Section 10.11.
10.12    Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
10.13    No Strict Construction. The Parties acknowledge that each of them has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the Parties, the Parties confirm that they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person and any rule of Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived.
10.14    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signed counterparts of this Agreement may be delivered by facsimile or by scanned pdf image; provided that each Party uses Commercially Reasonable Efforts to deliver to each other Party original signed counterparts as soon as possible thereafter.
Balance of page intentionally left blank

Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLER: ALON ISRAEL OIL COMPANY, LTD. By /s/ Avigdor Kaplan Name: Avigdor Kaplan Title: Chief Executive Officer

By /s/ Amit Ben Itzhak Name: Amit Ben Itzhak Title: Chairman

BUYER: DELEK US HOLDINGS, INC. By /s/ Assaf Ginzburg Name: Assaf Ginzburg Title: Chief Financial Officer & Executive Vice President

By /s/ Frederec Green Name: Frederec Green Title: Executive Vice President

Signature Page to Stock Purchase Agreement

SCHEDULE 1.1(A)

SELLER’S KNOWLEDGE INDIVIDUALS
1. Boaz Biran
2. Yonel Cohen
3. Shraga Biran
4. Mordehay Ventura
5. Amit Ben Itzhak
6. Itzhak Bader
7. Oded Rubenstein
8. Avigdor Kaplan

Schedule 1.1(A)

SCHEDULE 1.1(B)

BUYER’S KNOWLEDGE INDIVIDUALS
1. Ezra Uzi Yemin
2. Assaf Ginzburg
3. Frederec Green

Schedule 1.1(B)

SCHEDULE 3.1(c)

SELLER CONFLICTS/CONSENTS
-None-

Schedule 3.1(c)

SCHEDULE 3.1(f)

ALON SHARES ENCUMBRANCES/DISPOSAL RESTRICTIONS
Mishkey Hanegev, an affiliate of Seller, owns 101,150 shares of common stock of Alon USA

Schedule 3.1(f)

SCHEDULE 3.2(c)

BUYER CONFLICTS/CONSENTS
-None-

Schedule 3.2(c)

SCHEDULE 4.2

ALON CONFLICTS/CONSENTS
1. Consent and waiver of change of control provisions required from any necessary parties relating to the Second Amended Revolving Credit Agreement dated May 23, 2013 by and among Alon USA LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein ($240 million principal amount).
2. Consent and waiver of change of control provisions required from any necessary parties relating to the Standby Letter of Credit Facility Agreement dated December, 2013 by and among Alon USA Energy, Inc. and the other parties thereto ($60 million nominal amount).
3. Consent and waiver of change of control provisions required from any necessary parties relating to Term Loan Agreement dated March 2014 entered into by Alon USA Energy, Inc. dated March, 2014 by and among Alon USA Energy, Inc. and the other parties thereto ($25 million principal amount).
4. Consent and waiver of right of first refusal provisions of Southwest Convenience Stores, change of control, and any other provisions which may be triggered by the Contemplated Transactions and create any additional rights in a third party required from any necessary parties relating to 7-11 stores or the Southwestern Convenience Stores operated by Alon USA Energy, Inc., its Subsidiaries or Affiliates.
5. Consent and waiver of any change of control provisions and any transaction bonuses or accelerated vesting provisions relating to Employment Agreements by and between Alon USA Energy, Inc. and each of Paul Eisman, Shai Even, Jeff Morris, Claire Hart and Alan Moret.

Schedule 4.2

SCHEDULE 4.3

LITIGATION
-None-

Schedule 4.3

SCHEDULE 4.5

RELATED PARTY TRANSACTIONS
1. Purchase and Sale Agreement dated April 22, 2010 by and between Alon USA Energy, Inc. and BSRE Point Wells, LP.
2. Management and Consulting Agreement dated August 1, 2003 among Alon USA, Inc., Alon Israel and Alon USA Energy, Inc. as amended on June 17, 2005.
3. Agreement of Principles of Employment dated December 12, 2009 with David Weissman.
4. The Registration Rights Agreement.

Schedule 4.5

SCHEDULE 6.11

SURVIVING RELATED PARTY AGREEMENTS

1. Purchase and Sale Agreement dated April 22, 2010 by and between Alon USA Energy, Inc. and BSRE Point Wells, LP.
2. Agreement of Principles of Employment dated December 12, 2009 with David Weissman.

Schedule 6.11

EXHIBIT A

DEFINITIONS AND INTERPRETATION
1.1    Definitions. Unless otherwise provided to the contrary in this Agreement, capitalized terms used in this Agreement shall have the following meanings:
“Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Buyer or any of its Affiliates) concerning. or which includes as a part thereof, the sale and purchase, transfer or exchange of any or all of the Alon Shares or any interest therein on behalf of Seller or its Affiliates, whether directly or indirectly (including proposals to purchase the Alon Shares by way of a tender offer to the stockholders of Alon USA or the merger or consolidation of Alon USA).
“Adverse Consequences” means all Claims, Proceedings, Orders, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, payments, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable fees and expenses of attorneys, accountants, and other professional advisors.
“Affiliate” means, with respect to any specified Person, any other Person which directly or indirectly (itself or through one or more intermediaries) controls, or is controlled by, or is under common control with, such specified Person as of the time and for the periods during which such determination is made. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by Contract, or otherwise, provided, however, that the term “Affiliates” as used in reference to Alon Israel, unless otherwise expressly stated herein, shall not include the Alon Entities and their respective direct or indirect Subsidiaries.
“Agreement” has the meaning set forth in the preamble hereto.
“Alon Common Stock” means the common stock of Alon USA, par value $0.01 per share.
“Alon Entities” has the meaning set forth in the Recitals.
“Alon Extraordinary Dividends” means the amount of any cash dividends per share of Alon USA declared or paid to the holders of Alon Common Stock with a record date after March 24, 2015 and on or before the Closing Date in excess of a regular quarterly cash dividend of $0.10 per share.
“Alon GP” has the meaning set forth in the Recitals.
“Alon Israel Directors” has the meaning set forth in Section 2.5(i).
“Alon Material Adverse Effect” means either (a) any change, effect, event or occurrence with respect to the condition (financial or otherwise), assets, properties, business, or operations of the Alon Entities and their Subsidiaries, that is material and adverse to the Alon Entities and their Subsidiaries individually or in the aggregate; it being understood that any effect resulting from (i) entering into, or the announcement of the Contemplated Transactions, (ii) changes in general economic conditions in the industry in which the Alon Entities and their Subsidiaries operate, (iii) changes in the United States or global economy as a whole, (iv) any generally applicable changes in applicable Laws or GAAP or interpretation of any thereof, (v) any

Exhibit A
Page-1

outbreak or escalation of hostilities (including any declaration of war by the U.S. Congress) or acts of terrorism and (vi) any failure by the Alon Entities or their Subsidiaries to meet internal projections or forecasts (provided, that the underlying cause of any such failure may be taken into consideration in making such determination), shall not be considered in determining if an Alon Material Adverse Effect has occurred unless in the case of clauses (ii) - (v) above such change has a disproportionately adverse effect on the Alon Entities and their Subsidiaries relative to other participants in the industry or industries in which the Alon Entities and their Subsidiaries operate or (b) any event which materially and adversely affects the United States economy, global economy, United States energy markets or global energy markets to an extreme degree; in either case (a) or (b) such that the change, effect, event or occurrence in question has or is reasonably likely to result in Adverse Consequences to the Alon Entities or their Subsidiaries, individually or in the aggregate, in an amount greater than $50,000,000.
“Alon Nominee” has the meaning set forth in Section 6.8(a).
“Alon Partners” has the meaning set forth in the Recitals.
“Alon SEC Reports” means the forms, reports, schedules, statements and other documents (including exhibits and other information incorporated therein) filed with the SEC by Alon USA or Alon Partners pursuant to the Securities Act or the Exchange Act.
“Alon Shares” has the meaning set forth in the Recitals.
“Alon USA” has the meaning set forth in the Recitals.
“Alon USA Board” has the meaning set forth in the Recitals.
“Assignment of Registration Rights” has the meaning set forth in Section 2.5(f).
“Breach” means any breach, failure to perform, failure to comply, failure to meet service levels, default, event of default, violation, acceleration, termination, cancellation, modification, or required notification.
“Businesses” has the meaning set forth in the preamble hereto.
“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by Law to close.
“Buyer” has the meaning set forth in the preamble hereto.
“Buyer Fundamental Representations” has the meaning set forth in Section 7.2(a).
“Buyer Indemnitees” means, collectively, Buyer and its Affiliates and their respective officers, directors, employees, agents and representatives. For the avoidance of doubt, Buyer Indemnitees shall include the Alon Entities and their Subsidiaries from and after the Closing.
“Cash Payment” has the meaning set forth in Section 2.2(a)(i).
“Claim” means any written demand, claim, complaint, cause of action, notice, or any other assertion of liability of any nature whatsoever.

Exhibit A
Page-2

“Closing” has the meaning set forth in Section 2.4.
“Closing Date” has the meaning set forth in Section 2.4.
“Closing Date Payment” has the meaning set forth in Section 2.6(a).
“Code” means the Internal Revenue Code of 1986, as amended, or any successor Law thereto.
“Commercially Reasonable Efforts” means efforts which are designated to enable a Party, directly or indirectly, to satisfy a condition to or otherwise assist in the consummation of a desired result and which do not require the performing Party to expend funds or assume Liabilities other than expenditures and Liabilities which are customary and reasonable in nature and amount in the context hereof.
“Commitment” means, with respect to any Person, (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other Contracts that could require such Person to issue any of its Equity Interests, or any other securities convertible into, exchangeable for, or representing the right to subscribe for any Equity Interest for such Person, or to sell any Equity Interests it owns in another Person; (b) statutory pre-emptive rights or pre-emptive rights granted under a Person’s Governing Documents; and (c) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person.
“Confidential Information” has the meaning set forth in Section 10.10.
“Confidentiality Agreement” means that certain Mutual Confidentiality Agreement executed by and between Seller and Buyer dated March 24, 2015.
“Consent” means any consent, approval, authorization, notification, ratification, waiver, or other similar action.
“Contemplated Transactions” means all of the transactions contemplated by this Agreement, and shall include (a) the sale of the Alon Shares to Buyer, (b) the issuance of the Delek Shares and, if applicable, the Contingent Delek Shares and the Delek Note to Seller (c) the performance by the Parties of their respective covenants and obligations (pre- and Post-Closing) under this Agreement, and (d) the execution, delivery, and performance of all of the documents, instruments, and agreements to be executed, delivered, or performed in connection herewith.
“Consideration” has the meaning set forth in Section 2.2.
“Contingent Delek Shares” has the meaning set forth in Section 6.7.
“Contract” means any contract, agreement, undertaking, lease, license, Commitment, instrument, document, or other similar arrangement including any loan, debt, bond, debenture or credit facility.
“Debt Commitment Letters” has the meaning set forth in the definition of “Financing Commitments.”
“Debt Financings” has the meaning set forth in the definition of “Financing Commitment”.
“Debt Financing Source” means each lender and each other person (including, without limitation, each agent and arranger) that has committed to provide or otherwise entered into agreements in connection with the Debt Financing or other financings in connection with the transactions contemplated hereby,

Exhibit A
Page-3

including (without limitation) any commitment letters, engagement letters, credit agreements, loan agreements or indentures relating thereto, together with each former, current and future affiliate thereof and each former, current and future officer, director, employee, partner, controlling person, advisor, attorney, agent and representative of each such lender, other person or affiliate or the heirs, executors, successors and assigns of any of the foregoing.
“Delek Common Stock” has the meaning set forth in Section 3.2(g).
“Delek Extraordinary Dividends” means the amount of any cash dividends per share of Buyer declared or paid to the holders of Delek Common Stock with a record date after March 24, 2015 and on or before the Closing Date in excess of a quarterly cash dividend of $0.25 per share.
“Delek Material Adverse Effect” means either (a) any change, effect, event or occurrence with respect to the condition (financial or otherwise), assets, properties, business, or operations of Buyer and its Subsidiaries, that is material and adverse to Buyer and its Subsidiaries, individually or in the aggregate; it being understood that any effect resulting from (i) entering into, or the announcement of the Contemplated Transactions, (ii) changes in general economic conditions in the industry in which Buyer or its Subsidiaries operate, (iii) changes in the United States or global economy as a whole, (iv) any generally applicable changes in applicable Laws or GAAP or interpretation of any thereof, (v) any outbreak or escalation of hostilities (including any declaration of war by the U.S. Congress) or acts of terrorism and (vi) any failure by Buyer or its Subsidiaries to meet internal projections or forecasts (provided, that the underlying cause of any such failure may be taken into consideration in making such determination), shall not be considered in determining if a Delek Material Adverse Effect has occurred unless in the case of clauses (ii) - (v) above such change has a disproportionately adverse effect on Buyer or its Subsidiaries relative to other participants in the industry or industries in which Buyer operates or (b) any event which materially and adversely affects the United States economy, global economy, United States energy markets or global energy markets to an extreme degree; in either case (a) or (b) such that the change, effect, event or occurrence in question has or is reasonably likely to result in the aggregate market value of the Delek Shares to decline by more than $50,000,000 as a direct result of such change, effect, event or occurrence.
“Delek Note” has the meaning set forth in Section 2.2(a)(iii).
“Delek SEC Reports” means the forms, reports, schedules, statements and other documents (including exhibits and other information incorporated therein) filed with the SEC by Buyer pursuant to the Securities Act or the Exchange Act.
“Delek Share Price” means thirty-eight dollars ($38.00).
“Delek Shares” has the meaning set forth in Section 2.2(a)(ii).
“Dispose” means, with respect to any asset (including Delek Shares, Contingent Delek Shares and Alon Shares) a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be direct, indirect, voluntary, involuntary or by operation of Law, including the following: (a) in the case of an asset owned by a natural person, a transfer of such asset upon the death of its owner, whether by will, intestate succession or otherwise; (b) in the case of an asset owned by an entity, a sale, transfer, conveyance, assignment, mortgage, or exchange (with or without consideration, whether voluntary or involuntary); and (c) a disposition in connection with, or in lieu of, a foreclosure of an Encumbrance, but such terms shall not include the creation of an Encumbrance; provided, however, that “Dispose” shall not include a disposition that is deemed to occur solely for U.S. federal income Tax purposes or a Permitted Transfer.

Exhibit A
Page-4

“Director Qualifications” means Buyer’s qualifications for members of its board of directors, including any requirements under Buyer’s Board of Directors Governance Guidelines, applicable Law, requirements of the exchange on which Buyer’s securities are traded, and requirements promulgated by the SEC.
“DOJ” means the U.S. Department of Justice.
“Employee Plans” means any “employee benefit plan”, as defined under Section 3(3) of ERISA, or any other bonus, change of control, pension, stock/unit option, phantom equity, stock/unit purchase, benefit, welfare, profit-sharing, retirement, disability, vacation, severance, hospitalization, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, funds, programs or arrangements (including broad-based and individual agreements or arrangements), whether written or oral.
“Encumber” or “Encumbrance” means the creation or existence of any mortgage, pledge, lien (including any federal or state Tax lien), encumbrance, Order, Contract, easement, covenant, equitable interest, right of first refusal or first offer, charge, other Security Interest or defect in title, or restriction of any kind, including any restriction on use, voting, transfer, Disposal, receipt of income, or exercise of any other attribute of ownership.
“Enforceable” means that a Contract is the legal, valid, and binding obligation of the applicable Person enforceable against such Person in accordance with its terms and conditions, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, receivership, or similar Laws or judicial decisions now or hereafter in effect relating to, limiting, or affecting the rights of creditors generally or by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law).
“Equity Interest” means (a) with respect to a corporation, any and all shares of capital stock of such corporation, (b) with respect to a partnership, limited liability company, trust, or similar Person, any and all units, interests, or other partnership/limited liability company interests, and (c) any other direct or indirect equity ownership or participation in a Person.
“ERISA” means Employee Retirement Income Security Act of 1974, as amended.
“Escrow Agent” means Wells Fargo Bank, National Association, a national banking association.
“Escrow Agreement” has the meaning set forth in Section 2.3.
“Escrow Amount” has the meaning set forth in Section 2.3.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Execution Date” has the meaning set forth in the preamble hereto.
“Executive-Level Employee” means an employee serving as a Person’s chief executive officer, president, principal financial officer, principal accounting officer, controller, vice president or manager in charge of a principal business unit, and either (i) such employee reports directly to such Person’s board of directors or equivalent governing authority or (ii) such employee’s terms of employment or compensation are subject to approval by such Person’s board of directors or equivalent governing authority or a committee thereof.

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Page-5

“FATCA” means Sections 1471 through 1474 of the Code, any regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement.
“Financial Advisor” has the meaning set forth in Section 3.1(g)(vi).
“Financing Commitments” means executed debt commitment letters dated as of the Execution Date (the “Debt Commitment Letters”) from Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC, pursuant to which each such Debt Financing Source has committed, subject to the terms and conditions set forth therein, to provide to Buyer the amount of financing set forth in the respective Debt Commitment Letter (the “Debt Financings”), to complete the transactions contemplated thereby.
“FTC” means the Federal Trade Commission.
“GAAP” means generally accepted accounting principles in the United States, as amended and in effect from time to time.
“Governing Documents” means the articles of incorporation, certificate of incorporation, charter, bylaws, articles or certificate of formation, regulations, limited liability company agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the formation, organization or governance of a Person, including any amendments thereto.
“Governmental Authority” means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi‑national organization, quasi‑governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.
“Holder” has the meaning set forth in Section 6.4(a).
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements of 1976, as amended.
“Indemnified Party” has the meaning set forth in Section 8.5.
“Indemnifying Party” has the meaning set forth in Section 8.5.
“Knowledge” means (i) with respect to Seller, Seller will be deemed to have “Knowledge” of the actual knowledge, after due inquiry, of the individuals listed on Schedule 1.1(A) and (ii) with respect to Buyer, Buyer will be deemed to have “Knowledge” of the actual knowledge, after due inquiry, of the individuals listed on Schedule 1.1(B).
“Law” means any applicable law (including common law), statute or ordinance of any nation or state, including the United States of America and the country of Israel, and any political subdivisions thereof, including any state of the United States of America, any regulation, policy, protocol, proclamation or executive order promulgated by any Governmental Authority, any rule or regulation of any self-regulatory organization such as a securities exchange, or any applicable Order of any court or other Governmental Authority having the effect of law in any such jurisdiction. For the avoidance of doubt, any references herein

Exhibit A
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to “any Law” shall, as indicated by this definition, be deemed to refer only to such Law as is applicable in the circumstances.
“Liability” means, with respect to any Person, any duty, liability, or obligation of such Person of any kind, known or unknown, whether vested, absolute or contingent, matured or unmatured, asserted or unasserted, conditional or unconditional, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, or due or to become due, and whether contractual, statutory or otherwise.
“Long Stop Date” has the meaning set forth in Section 9.1(b).
“Non-Party Affiliates” has the meaning set forth in Section 10.11.
“Offered Shares” has the meaning set forth in Section 6.4(a).
“Order” means any order, ruling, decision, verdict, decree, charge, award (including arbitration awards), judgment, injunction, directive or other similar determination or finding by, before, or under the supervision of any Governmental Authority, or any arbitrator, board of arbitration or similar entity including any regulatory or administrative Proceeding.
“Ordinary Course of Business” means, with respect to any Person, the ordinary course of business consistent with recent past custom and practice (including with respect to quantity and frequency) of the relevant Person and its Subsidiaries all in accordance with applicable Laws.
“Party” and “Parties” have the meanings set forth in the preamble hereto.
“Permits” means any permit, license, certificate, approval, Consent, registration, filing, accreditation, or other similar authorization issued, granted, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law, and which is related primarily to or required for the operation of the business of a Person as presently conducted.
“Permitted Transfer” has the meaning set forth in Section 6.3.
“Permitted Transferee” has the meaning set forth in Section 6.3.
“Person” means an individual or entity, including, without limitation, any corporation, association, joint stock company, trust, joint venture, general or limited partnership, limited liability company, unincorporated organization, or governmental entity (or any department, agency or political subdivision thereof).
“Proceeding” shall mean any action, suit, hearing, investigation, audit, examination, arbitration, litigation, review or other proceeding, at Law or in equity, before any Governmental Authority or any arbitrator, board of arbitration or similar entity including any regulatory or administrative proceeding.
“Registration Rights Agreement” has the meaning set forth in Section 2.5(e).
“Released Matter” has the meaning set forth in 6.11.
“Released Party” has the meaning set forth in Section 6.11.
“Releasing Parties” has the meaning set forth in Section 6.11.

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“Resignation and Release” has the meaning set forth in Section 6.9.
“ROFO Election Notice” has the meaning set forth in Section 6.4(c)(i).
“ROFO Notice” has the meaning set forth in Section 6.4(b)(i).
“ROFO Notice Period” has the meaning set forth in Section 6.4(b)(ii).
“SEC” means the Securities and Exchange Commission of the United States or any other U.S. federal agency at the time administering the Securities Act.
“Section 203” has the meaning set forth in the Recitals.
“Securities Act” has the meaning set forth in Section 3.1(f).
“Security Interest” means any security interest, deed of trust, mortgage, pledge, lien, charge, claim, or other similar interest or right, except for (a) liens for Taxes, assessments, governmental charges, or Claims which are adequately reserved and being contested in good faith by appropriate Proceedings promptly instituted and diligently conducted, (b) statutory liens of landlords and warehousemen’s, carriers, mechanics’, suppliers’, materialmen’s, repairmen’s, or other like liens (including contractual landlords’ liens) arising in the Ordinary Course of Business and with respect to amounts not yet delinquent or being contested in good faith by appropriate Proceedings, and (c) liens incurred or deposits made in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance, and other similar types of social security.
“Seller” has the meaning set forth in the preamble hereto.
“Seller Fundamental Representations” has the meaning set forth in Section 7.1(a).
“Seller Indemnitees” means, collectively, Seller and its Affiliates and their respective officers, directors, employees, agents, and representatives.
“Short Sales” means “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges (other than pledges made pursuant to brokerage agreements to which Seller is a party), forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.
“Small Block Sale” has the meaning set forth in Section 6.4(f).
“Small Block Sale Limit” has the meaning set forth in Section 6.4(f).
“Stockholder Agreement” has the meaning set forth in the Recitals.
“Subsidiary” means, as to a Person, any corporation, partnership, joint venture, limited liability company, association or other entity or organization in which such Person owns (directly or indirectly) any Equity Interest or other similar ownership interest.

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“Tax” means (a) any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add‑on minimum, estimated, employee or other withholding or other tax of any kind whatsoever, and (b) any interest, penalty, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (a), and (c) any transferee liability in respect of any item described in clauses (a) or (b) payable by reason of Contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision of Law) or otherwise.
“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes filed or required to be filed with any Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.
“Third Party Claim” has the meaning set forth in Section 8.5.
“Threshold Amount” has the meaning set forth in Section 8.4(c).
“Transfer Taxes” has the meaning set forth in Section 6.10(a).
“Trading Day” means, with respect to the relevant security, the trading period from 9:30 a.m. to 4:00 p.m. New York City time during which trading in such security generally occurs on the New York Stock Exchange.
“Trading Price” means, on any Trading Day, the closing price for such Trading Day of the relevant security as quoted by Bloomberg (or an equivalent successor service if such service is not available), or, if such closing price is not available, the market value of such security determined by a U.S. nationally recognized securities dealer retained by Buyer for that purpose.
1.2    Interpretations. Unless expressly provided for elsewhere in this Agreement, this Agreement shall be interpreted in accordance with the following provisions:
(a)    Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
(b)    If a word or phrase is defined, its other grammatical forms have a corresponding meaning.
(c)    A reference to a person, corporation, trust, estate, partnership, or other entity includes any of them.
(d)    The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(e)    All references in this Agreement to articles, sections or subdivisions thereof shall refer to the corresponding article, section or subdivision thereof of this Agreement unless specific reference is made to such articles, sections, or subdivisions of another document or instrument.

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(f)    A reference to any agreement or document (including without limitation a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this Agreement or that other agreement or document.
(g)    No waiver by either Party of any default by the other Party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the other Party from, performance of any other provision, condition or requirement herein, nor shall such waiver be deemed to be a waiver of, or in any manner a release of, the other Party from future performance of the same provision, condition or requirement. Any delay or omission of either Party to exercise any right hereunder shall not impair the exercise of any such right, or any like right, accruing to it thereafter. The failure of either Party to perform its obligations hereunder shall not release the other Party from the performance of such obligations.
(h)    A reference to any party to this Agreement or another agreement or document includes the party’s permitted successors and assigns.
(i)    A reference to legislation or to a provision of legislation includes a modification or reenactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.
(j)    A reference to a writing includes a facsimile transmission of it and any means of reproducing of its words in a tangible and permanently visible form.
(k)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.
(l)    The word “including,” “include,” “includes” and all variations thereof shall mean “including, without limitation”.
(m)    The Exhibits attached to this Agreement are incorporated herein by reference and made a part of this Agreement.
(n)    The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
(o)    The word “or” will have the inclusive meaning represented by the phrase “and/or”.
(p)    The phrase “and/or” when used in a conjunctive phrase, shall mean any one or more of the Persons specified in or the existence or occurrence of any one or more of the events, conditions or circumstances set forth in that phrase; provided, however, that when used to describe the obligation of one or more Persons to do any act, it shall mean that the obligation is the obligation of each of the Persons but that it may be satisfied by performance by any one or more of them.
(q)    “Shall” and “will” have equal force and effect.

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(r)    Unless otherwise specified, all references to a specific time of day in this Agreement shall be based upon Central Standard Time or Central Daylight Savings Time, as applicable on the date in question in Dallas County, Texas.
(s)    References to “$” or to “dollars” shall mean the lawful currency of the United States of America.
(t)    No action shall be required of the Parties except on a Business Day and in the event an action is required on a day which is not a Business Day, such action shall be required to be performed on the next succeeding day which is a Business Day.
(u)    All references to “day” or “days” shall mean calendar days unless specified as a “Business Day.”
(v)    Time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the time period commences and including the day on which the time period ends and by extending the period to the next Business Day following if the last day of the time period is not a Business Day.

Exhibit A
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EXHIBIT 2.2(a)(iii)

FORM OF DELEK NOTE
PROMISSORY NOTE
$145,000,000.00    _____________ __, 2015
For value received, DELEK US HOLDINGS, INC., a Delaware corporation (“Maker”), having an address at 7102 Commerce Way, Brentwood, Tennessee, hereby promises to pay to ALON ISRAEL OIL COMPANY, LTD., an Israeli corporation, or its successors and assigns, (together with its successors and assigns of this Promissory Note, “Payee”), as hereinafter provided, without any right of setoff, the principal sum of ONE HUNDRED FORTY-FIVE MILLION AND 00/100 DOLLARS ($145,000,000.00) (as such amount is repaid, prepaid, assigned or otherwise reduced from time to time pursuant to the terms hereof, the “Principal”), together with interest from the date hereof on the Principal balance outstanding from time to time as hereinafter provided.
1.    Payment of Principal and Interest. Subject to Section 5, the Principal and interest on this Promissory Note shall be due and payable as follows:
January 4, 2016:     $25,000,000 plus accrued and unpaid interest
January 2, 2017:     $25,000,000 plus accrued and unpaid interest
January 2, 2018:     $25,000,000 plus accrued and unpaid interest
January 2, 2019:     $25,000,000 plus accrued and unpaid interest
January 2, 2020:     $25,000,000 plus accrued and unpaid interest
January 4, 2021 (the “Maturity Date”):    $20,000,000 plus accrued and unpaid interest
The outstanding Principal balance hereof and any and all accrued but unpaid interest thereon shall be finally due and payable in full on the Maturity Date or upon the earlier maturity hereof, whether by acceleration or otherwise.
2.    Interest Rate. The interest rate is a rate per annum equal to the lesser of (i) 5.5% per annum and (ii) the Maximum Rate (as hereinafter defined) (the “Note Rate”).
3.    Computation. Interest shall be computed on a per annum basis of a year of 365 or 366 days, as applicable, and shall accrue on the actual number of days elapsed.
4.    Payments. All payments and prepayments of Principal or interest on this Promissory Note shall be made without offset in lawful money of the United States of America by wire transfer of immediately available funds to the U.S. bank account set forth in Schedule 1 attached hereto, or to such other U.S. bank account as Payee shall from time to time specify in writing. Payments made by Maker prior to 5:00 p.m. New York City time on any Business Day (as hereinafter defined) shall be credited prior to the close of business on the Business Day received, while payments made by Maker on a day other than a Business Day, or after 5:00 p.m. New York City time on a Business Day, shall not be credited until the next succeeding Business Day. If any payment of Principal or interest on this Promissory Note shall become due on a day other than a Business Day, then such

Exhibit 2.2(a)(iii)

payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. For purposes hereof, “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law to be closed, or are in fact closed.
5.    Prepayment. Maker reserves the right from time to time to prepay, prior to maturity, all or any part of the Principal of this Promissory Note without premium or penalty, and any such prepayment shall be accompanied by accrued and unpaid interest on the Principal amount prepaid. Any such prepayment of Principal shall be applied first to the payment of any then past due Principal or interest payment, and then in the direct order of maturity.
6.    Unconditional Payment. Maker is and shall be obligated to pay all Principal, interest and any and all other amounts which become payable under this Promissory Note absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. Notwithstanding the foregoing or anything else in this Promissory Note to the contrary, Maker shall be entitled to deduct and withhold any and all taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto (collectively, “Taxes”), required by applicable law to be withheld or deducted from any and all amounts payable under this Promissory Note. To the extent that any such Taxes are so withheld or deducted, such withheld Taxes shall be timely paid by Maker to the relevant governmental taxing authorities in accordance with applicable law and shall be treated for all purposes of this Promissory Note as having been paid to Payee, and Maker shall promptly deliver proof of such payment and related filings to Payee. If at least three Business Days prior to a payment of interest hereunder, Payee has delivered to Maker a valid and properly completed and executed Internal Revenue Service Form W-8BEN-E certifying (a) that Payee is the beneficial owner of such interest payment and not a U.S. person and a certificate executed by a senior officer of Payee certifying that Payee is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), a “10 percent shareholder” of Maker within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, (b) that Payee is not otherwise subject to U.S. federal withholding taxes under Sections 1471 through 1474 of the Code, any regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement or under any other provisions of the Code, and Section 881(c) of the Code as in effect on the date hereof (or its successor) is still in effect at the time of such payment, Maker agrees to apply the exemption for portfolio interest under Section 881(c) of the Code, as in effect on the date hereof, and not to withhold any U.S. federal withholding taxes from such interest payment; provided, however, that (v) if any form or certification previously delivered by Payee pursuant to this sentence expires or becomes obsolete or inaccurate in any respect, Payee shall update such form or certification or promptly notify Maker in writing of its legal inability to do so, and (w) Payee shall indemnify and hold harmless Maker from and against any and all Taxes imposed on, and any related fees, costs or expenses incurred by, Maker as a result of Payee failing to comply with clause (v), any inaccuracy in any form or

Exhibit 2.2(a)(iii)

certification to delivered to Maker pursuant to this sentence, or any such interest payment not qualifying for the exemption for portfolio interest under Section 881(c) of the Code. If the Payee may not claim the exclusion from U.S. federal withholding tax under Section 881(c) (or its successor) of the Code, in lieu of the certification provided for in the preceding sentence, it shall have the right to provide a properly completed and executed Internal Revenue Service Form W-8BEN-E on which it claims the benefits of an applicable tax treaty to reduce the rate of U.S. federal withholding tax to the rate provided for under such treaty, and Maker shall withhold in accordance with such form; provided, however, that (y) if any form or certification previously delivered by Payee pursuant to this sentence expires or becomes obsolete or inaccurate in any respect, Payee shall update such form or certification or promptly notify Maker in writing of its legal inability to do so, and (z) Payee shall indemnify and hold harmless Maker from and against any and all Taxes imposed on, and any related fees, costs or expenses incurred by, Maker as a result of Payee failing to comply with clause (y), any inaccuracy in any form or certification to delivered to Maker pursuant to this sentence, or any such interest payment not qualifying for reduction in U.S. federal withholding tax under such treaty. If at any time any payment received by Payee hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors (“Debtor Relief Law”), then the obligation to make such payment shall survive any cancellation or satisfaction of this Promissory Note or return thereof to Maker and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Promissory Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.
7.    Default; Default Interest Rate. An “Event of Default” shall occur (i) if Maker fails to pay and satisfy, in full and in the applicable method and manner required, any required payment of Principal or interest evidenced by this Promissory Note within two Business Days of when the same shall become due and payable, whether at the stipulated due date thereof, at a date fixed for payment, or at maturity, by acceleration or otherwise, or (ii) in the event of the filing by or against Maker of any proceeding under any Debtor Relief Law (and, in the case of any such proceeding instituted against Maker, such proceeding is not dismissed or stayed within 60 days of the commencement thereof). For so long as an Event of Default has occurred and is continuing, interest shall accrue on the outstanding Principal balance thereof at a rate per annum equal to the Note Rate plus three percent (3%), but in no event in excess of the Maximum Lawful Rate.
8.    Remedies. Upon the occurrence and during the continuation of an Event of Default, Payee shall have the immediate right (i) to declare the entire unpaid balance of the indebtedness evidenced by this Promissory Note at once immediately due and payable (and upon such declaration, the same shall be at once immediately due and payable) and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity and (ii) to exercise any of Payee’s other rights, powers, recourses and remedies under this Promissory Note, at law or in equity. If Payee retains an attorney-at-law in connection with any Event of Default that has occurred and is continuing to collect, enforce, or defend this Note or any part hereof, in

Exhibit 2.2(a)(iii)

any lawsuit or in any reorganization, bankruptcy or other proceeding, then Maker agrees to pay to Payee, in addition to the principal balance hereof and all interest hereon, all costs and expenses incurred by Payee in any such suit or proceeding, including, but not limited to, reasonable attorneys’ fees.
9.    No Usury Intended; Usury Savings Clause. In no event shall interest contracted for, charged or received by Payee hereunder, plus any other charges in connection herewith which constitute interest, exceed the maximum rate (the “Maximum Rate”) of non-usurious interest permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Payee in excess of the Maximum Rate, the interest payable to Payee will be reduced automatically to the Maximum Rate. If Payee will ever receive interest, or anything of value deemed interest under applicable law, which would apart from this provision be in excess of the Maximum Rate, an amount equal to any amount which would have been excessive interest will be applied to the reduction of the Principal amount owing hereunder, and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid Principal balance hereunder, such excess will be refunded to Maker. The interest and any other amounts that would have been payable hereunder but were not payable as a result of the operation of this Section 9 shall be cumulated and the interest and other amounts shall be increased (but not above the maximum amount permitted under applicable law) until such cumulated amount shall have been received by Payee. To the extent permitted by applicable law, determination of the Maximum Rate shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness (including any renewal or extension), all interest at any time contracted for, charged or received from Maker hereof in connection with the indebtedness evidenced hereby, so that the actual rate of interest on account of such indebtedness does not exceed the Maximum Rate.
10.    No Waiver; Amendment. The failure to exercise any remedy available to Payee shall not be deemed to be a waiver of any rights or remedies of Payee under this Promissory Note or at law or in equity. No extension of the time for the payment of this Promissory Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Promissory Note, shall operate to release, discharge, modify, change or affect the original liability of Maker under this Promissory Note, either in whole or in part, unless Payee expressly agrees otherwise in writing. This Promissory Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, or modification is sought.
11.    Waiver. THE MAKER EXPRESSLY WAIVES AND RELINQUISHES PRESENTMENT AND DEMAND FOR PAYMENT, NOTICE OF DEFAULT, NOTICE OF INTENT TO ACCELERATE MATURITY, NOTICE OF ACCELERATION OF MATURITY, PROTEST, NOTICE OF PROTEST, NOTICE OF DISHONOR, AND ALL OTHER NOTICES AND DEMANDS FOR WHICH WAIVER IS NOT PROHIBITED BY LAW, AND DILIGENCE IN THE COLLECTION HEREOF. If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor

Exhibit 2.2(a)(iii)

invalidate the other provisions hereof, all of which shall be liberally construed in favor of Payee in order to effect the provisions of this Promissory Note.
12.    Governing Law, Venue. This Promissory Note shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to principles of conflicts of laws. EACH OF MAKER AND PAYEE IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PROMISSORY NOTE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF MAKER AND PAYEE IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH DELAWARE STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF MAKER AND PAYEE AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS PROMISSORY NOTE SHALL AFFECT ANY RIGHT THAT MAKER OR PAYEE MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS PROMISSORY NOTE IN THE COURTS OF ANY JURISDICTION. EACH OF MAKER AND PAYEE IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PROMISSORY NOTE IN ANY COURT REFERRED TO IN THIS SECTION. EACH OF MAKER AND PAYEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH OF MAKER AND PAYEE IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PROMISSORY NOTE.
13.    Benefits; Assignment. This Promissory Note will be binding upon and inure to the benefit of Payee and Maker, and their respective successors and permitted assigns, provided, however, that (a) Maker may not, without the prior written consent of Payee, assign or encumber any interests, rights, remedies, powers, duties or obligations under this Promissory Note, (b) Payee may not, without the prior written consent of Maker, assign or encumber any interests, rights, remedies, powers, duties or obligations under this Promissory Note except an assignment to one or more “Qualified Institutional Buyers”, as such term is defined in the Securities Act of 1933, as amended, that owns and invests on a discretionary basis at least $250 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $250 million as demonstrated in its latest annual financial statement (the “Permitted Transferee”); provided that any such assignment shall be in a minimum principal amount of $25,000,000 or an increment of $1,000,000 in excess thereof, and (c) any other attempted assignment or transfer shall be null and void.

Exhibit 2.2(a)(iii)

14.    Transfer of this Promissory Note; Register. Payee may only make an assignment of this Promissory Note by surrendering this Promissory Note to Maker (accompanied by a written instrument of transfer duly executed by Payee), together with written instructions for the issuance of one or more new Promissory Notes specifying the name, address and the U.S. bank account information and related wire instructions to which payments to the relevant Permitted Transferee shall be made. Within ten Business Days after surrender of this Promissory Note to Maker, Maker shall execute and deliver such new Promissory Note(s) in exchange for this Promissory Note, in an aggregate principal amount equal to the unpaid principal amount of this Promissory Note on the date of such assignment. Any such new Promissory Note shall be in the form of this Promissory Note. Maker shall maintain for the recordation of the name and address of Payee (or any Permitted Transferee, if any), and the principal amount (and stated interest) of this Promissory Note owing to, Payee (or any Permitted Transferee, if any) pursuant to the terms hereof from time to time (the “Register”). The entries in such Register shall be conclusive absent manifest error, and prior to due presentment for registration of transfer, the person in whose name this Promissory Note is registered shall be deemed and treated as Payee for all purposes of this Promissory Note.
15.    Expenses of Payee. Upon the occurrence and during the continuation of an Event of Default, Maker shall pay to Payee on demand all reasonable out-of-pocket costs and expenses incurred by Payee in connection with the enforcement, workout or restructure of this Promissory Note, including, without limitation, the reasonable fees and expenses of Payee’s legal counsel.
16.    Reinstatement. The obligations of Maker under this Promissory Note shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the indebtedness evidenced hereby is rescinded or must otherwise be restored or returned by Payee upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Maker, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Maker or any substantial part of its property, or otherwise, all as though such payments had not been made.
17.    Facsimile Documents and Signatures. For purposes of negotiating and finalizing this Promissory Note, if this document or any document executed in connection with it is transmitted by facsimile machine, electronic mail or other electronic transmission, it will be treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a facsimile machine or electronic mail will be considered for all purposes as an original signature. Any such transmitted document will be considered to have the same binding legal effect as an original document. At the request of Payee, any faxed or electronically transmitted document will be re-executed by Maker in an original form.
18.    Captions. The captions in this Promissory Note are inserted for convenience only and are not to be used to limit the terms herein.
[Remainder of page intentionally left blank]

Exhibit 2.2(a)(iii)

IN WITNESS WHEREOF, Maker executes this instrument under seal the day and year aforesaid.
MAKER:
DELEK US HOLDINGS, INC.,
a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

PAYEE:

Alon Israel Oil Company, Ltd.,
an Israeli corporation

By:
Name:
Title:

Exhibit 2.2(a)(iii)
Signature Page
to Promissory Note

Schedule 1

[Payee to insert U.S. bank wire transfer instructions]

Exhibit 2.2(a)(iii)
Schedule 1 to Promissory Note

EXHIBIT 2.3

FORM OF ESCROW AGREEMENT
ESCROW AGREEMENT

This Escrow Agreement dated this ___ day of _________________, 2015 (the “Escrow Agreement”), is entered into by and among Alon Israel Oil Company, Ltd., an Israeli corporation (“Alon Israel”), Delek US Holdings, Inc., a Delaware corporation (“Delek,” and together with Alon Israel, the “Parties,” and individually, a “Party”), and Wells Fargo Bank, National Association, a national banking association, as escrow agent (“Escrow Agent”).

RECITALS

A.    Concurrently with or immediately preceding the execution of this Escrow Agreement, the Parties are entering into or have entered into that certain Stock Purchase Agreement, effective as of April 14, 2015 (the “Stock Purchase Agreement”), pursuant to which, among other things, Alon Israel agrees to sell to Delek, and Delek agrees to purchase from Alon Israel, certain shares of common stock, par value $0.01 per share, of Alon USA Energy, Inc.

B.    Pursuant to the Stock Purchase Agreement, Delek agrees to place in escrow certain funds and the Escrow Agent agrees to hold and distribute such funds in accordance with the terms of this Escrow Agreement.

C.    The Parties acknowledge that the Escrow Agent is not a party to, is not bound by, and has no duties or obligations under, the Stock Purchase Agreement, that all references in this Escrow Agreement to the Stock Purchase Agreement are for convenience, and that the Escrow Agent shall have no implied duties beyond the express duties set forth in this Escrow Agreement. For the purposes of this Escrow Agreement, “Business Day” shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by law to close.

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1
ESCROW DEPOSIT

Section 1.1.    Receipt of Escrow Property. Upon execution hereof, Delek shall deliver to the Escrow Agent the amount of $50,000,000.00 USD (the “Escrow Amount”) in immediately available funds.

Exhibit 2.3

Section 1.2.    Investments.

(a)    The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrow Property and any investment income thereon as set forth in Exhibit A hereto, or as set forth in any subsequent written instruction signed by the Parties. The Escrow Amount, together with all investment earnings and income on the Escrow Amount, is referred to herein as the “Escrow Property”. The Escrow Property shall be disbursed in accordance with Section 1.3 or Section 1.6 of this Escrow Agreement.

(b)    The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

Section 1.3.    Disbursements. The Escrow Agent shall hold the Escrow Property and shall deliver the Escrow Property to Alon Israel or to Delek, as applicable, in accordance with the following procedures:

(a)    Any time following the effective date of this Escrow Agreement, the Escrow Agent shall disburse the Escrow Property in accordance with the joint written instruction of the Parties; or

(b)    If the Escrow Agent receives a written statement (the “Buyer Notice”) from any of the representatives of Delek specified in Part I of Exhibit B-2 stating that the Stock Purchase Agreement has terminated (regardless of the reason for such termination) and attaching any relevant termination notices (which attached termination notices shall not be binding upon and need not be reviewed by the Escrow Agent), the Escrow Agent shall, (i) provide a copy of the Buyer Notice to Alon Israel and (ii) no sooner than five (5) Business Days following the date Alon Israel received the Buyer Notice (either from Delek or the Escrow Agent) and no later than seven (7) Business Days following such date, disburse the Escrow Property to Delek. Delek shall also provide a copy of the Buyer Notice to Alon Israel.

Section 1.4.    Security Procedure For Funds Transfers. The Escrow Agent shall confirm each funds transfer instruction received in the name of a Party by means of the security procedure selected by such Party and communicated to the Escrow Agent through a signed certificate in the form of Exhibit B-1 or Exhibit B-2 attached hereto, which upon receipt by the Escrow Agent shall become a part of this Escrow Agreement. Once delivered to the Escrow Agent, Exhibit B-1 or Exhibit B-2 may be revised or rescinded only by a writing signed by an authorized representative of the Party. Such revisions or rescissions shall be effective only after actual receipt and following such period of time

Exhibit 2.3

as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it. If a revised Exhibit B-1 or B-2 or a rescission of an existing Exhibit B-1 or B-2 is delivered to the Escrow Agent by an entity that is a successor-in-interest to such Party, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the Party under this Escrow Agreement.

The Parties understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions pursuant to the security procedure selected by such Party may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

Section 1.5.    Income Tax Allocation and Reporting.

(a)    The Parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, to the extent required by the Internal Revenue Service, be reported as having been earned by the Party receiving the Escrow Property pursuant to the terms of this Escrow Agreement during the calendar year in which the Escrow Property is disbursed.

(b)    For certain payments made pursuant to this Escrow Agreement, the Escrow Agent may be required to make a “reportable payment” or “withholdable payment” and in such cases the Escrow Agent shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4, and 61 of the United States Internal Revenue Code of 1986, as amended (the “Code”). The Escrow Agent shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments.” All parties to this Escrow Agreement shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Escrow Agent prior to closing, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect. The Escrow Agent shall have the right to request from any party to this Escrow Agreement, or any other Person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Escrow Agent to satisfy its reporting and withholding obligations under the Code. If a party required to deliver any such forms under this Section 1.5(b) does not provide such forms prior to or by the time the related payment is required to be made or the Escrow Agent reasonably determines such forms to be invalid, the Escrow Agent shall be entitled to withhold on any such payments to such person hereunder to the extent withholding is required under Chapters 3, 4, or 61 of the Code, and shall have no obligation to gross up any such payment. If the Escrow Agent determines any such forms to be invalid, the Escrow Agent shall use reasonable efforts to notify the party that delivered such forms of such determination.

(c)    To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property. The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late

Exhibit 2.3

payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 1.5(c) is in addition to the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 1.6.    Termination. This Escrow Agreement shall terminate on the earlier of (i) the five (5) year anniversary of the date hereof, provided that such term shall be automatically extended for so long as Escrow Property remains on deposit, (ii) a written agreement of Delek and Alon Israel to terminate this Escrow Agreement, or (iii) upon the disbursement of all of the Escrow Property, including any interest and investment earnings thereon, except that the provisions of Sections 1.5(c), 3.1 and 3.2 hereof shall survive termination  and the Escrow Agent is authorized and directed to disburse the Escrow Property in accordance with Section 1.3 of this Escrow Agreement.

ARTICLE 2
DUTIES OF THE ESCROW AGENT

Section 2.1.    Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstance will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2.    Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 3.1 for reasonable compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3.    Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it in good faith to be genuine and correct and to have been signed

Exhibit 2.3

or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority. Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent Exhibit B-1 and Exhibit B-2, which contain authorized signer designations in Part I thereof.

Section 2.4.    Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

Section 2.5.    No Financial Obligation. No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

ARTICLE 3
PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1.    Indemnification. The Parties, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent. The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 3.2.    Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.
Section 3.3.    Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which the Escrow Agent is entitled through the date of removal. Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be

Exhibit 2.3

appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 3.4.    Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid one-half by Delek and one-half by Alon Israel. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. If the Escrow Agent fees and indemnification obligations remain unpaid 45 days after notification to the Parties, the Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Property with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Property.

Section 3.5.    Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrow Property until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Property, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

Exhibit 2.3

Section 3.6.    Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 3.7.    Attachment of Escrow Property; Compliance with Legal Orders. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 3.8    Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

ARTICLE 4
MISCELLANEOUS

Section 4.1.    Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement.  No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

Section 4.2.    Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors

Exhibit 2.3

and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 4.3.    Notices. All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by express delivery with a reputable international express delivery service, (iv) on the day of transmission if sent by electronic mail (“e-mail”) to the e-mail address given below, whether or not written confirmation of receipt is obtained, or (v) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five (5) Business Days after the date such notice is deposited in the United States mail. If notice is provided by express delivery, it shall be deemed given on the date the express delivery service indicates that such delivery was made. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to Alon Israel:

Alon Israel Oil Company LTD:
Europark Yakum
France Building
Yakum 60972
P.O.B. 10
Israel
Attention: Avigdor Kaplan, CEO
Telephone: +972-9-9618501
Facsimile: +972-9-9514333
E-mail: avigdor.kaplan@gmail.com

With a copy to (which copy shall not constitute notice):

Pepper Hamilton LLP
Hercules Plaza, Suite 5100
1313 N. Market Street
P.O. Box 1709
Wilmington, Delaware 19899
Attn: Ben Strauss
Telephone: +1 (302) 777-6564
Facsimile: +1 (302) 397-2717
E-mail: straussb@pepperlaw.com

If to Delek:

Exhibit 2.3

Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, Tennessee 37027
Attn: General Counsel
Telephone: +1 (615) 224-2281
Facsimile: +1 (615) 435-1271
E-mail: kent.thomas@delekus.com

With a copy to (which copy shall not constitute notice):

Norton Rose Fulbright US LLP
1301 McKinney, Suite 5100
Houston, Texas 77010
Attn: Daniel L. Mark
Telephone: +1 (713) 651-3763
Facsimile: +1 (713) 651-5246
E-mail: daniel.mark@nortonrosefulbright.com

If to the Escrow Agent:

Wells Fargo Bank, National Association
750 N. St. Paul, Suite 1750
Dallas, Texas 75201
Attention: Alexander S.Grose; Corporate, Municipal and Escrow Solutions
Telephone: +1 (214) 756-7412
Facsimile: +1 (214) 756-7401
E-mail: alexander.s.grose@wellsfargo.com

Alon Israel hereby irrevocably appoints the following person as its attorney, upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of, or in connection with, this Escrow Agreement, and consents to service of process upon such person with the same effect as if Alon Israel had been served lawfully with such process:

Pepper Hamilton LLP
Attn: Ben Strauss
Hercules Plaza, Suite 5100
1313 N. Market Street
Wilmington, Delaware 19899-1709
Telephone: +1 (302) 777-6564
Facsimile: +1 (302) 397-2717

Section 4.4.    Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Exhibit 2.3

Section 4.5.    Entire Agreement. This Escrow Agreement and the exhibits hereto set forth the entire agreement and understanding of the parties related to the Escrow Property.

Section 4.6.    Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

Section 4.7.    Waivers. The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.8.    Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.9.    Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

Section 4.10     Publication; disclosure. By executing this Escrow Agreement, the Parties and the Escrow Agent acknowledge that this Escrow Agreement (including related attachments) contains certain information that is sensitive and confidential in nature and agree that such information needs to be protected from improper disclosure, including the publication or dissemination of this Escrow Agreement and related information to individuals or entities not a party to this Escrow Agreement. The Parties further agree to take reasonable measures to mitigate any risks associated with the publication or disclosure of this Escrow Agreement and information contained therein, including, without limitation, the redaction of the manual signatures of the signatories to this Escrow Agreement, or, in the alternative, publishing a conformed copy of this Escrow Agreement. If a Party must disclose or publish this Escrow Agreement or information contained therein pursuant to any regulatory, statutory, or governmental requirement, as well as any judicial, or administrative order, subpoena or discovery request, it shall notify in writing the other Party and the Escrow Agent at the time of execution of this Escrow Agreement of the legal requirement to do so. If any Party becomes aware of any threatened or actual unauthorized disclosure, publication or use of this Escrow Agreement, that Party shall promptly notify in writing the other Parties and the Escrow Agent and shall be liable for any unauthorized release or disclosure.

[The remainder of this page left intentionally blank.]

Exhibit 2.3

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

ALON ISRAEL OIL COMPANY, LTD.

By:     _________________________

Name:    _________________________

Title:    _________________________

By:     _________________________

Name:    _________________________

Title:    _________________________

DELEK US HOLDINGS, INC.

By:     _________________________

Name:    _________________________

Title:    _________________________

By:     _________________________

Name:    _________________________

Title:    _________________________

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:     _________________________

Name:    Amy C. Perkins

Title:    Vice President

Exhibit 2.3
Signature page to Escrow Agreement

EXHIBIT A

Agency and Custody Account Direction
For Cash Balances

Direction to use Wells Fargo Advantage Funds for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit A is attached.

You are hereby directed to invest, as indicated below or as the Parties shall direct further from time to time, all cash in the Account in the following money market portfolio of Wells Fargo Advantage Funds (the “Fund”):

Wells Fargo Advantage Funds, 100% Treasury Money Market Fund (NWTXX)

The Parties acknowledge that they have received, at their request, and reviewed the Fund’s prospectus and have determined that the Fund is an appropriate investment for the Account.

The Parties understand from reading the Fund’s prospectus that Wells Fargo Funds Management, LLC (“Wells Fargo Funds Management”), a wholly-owned subsidiary of Wells Fargo & Company, provides investment advisory and other administrative services for the Wells Fargo Advantage Funds. Other affiliates of Wells Fargo & Company provide sub-advisory and other services for the Funds. Boston Financial Data Services serves as transfer agent for the Funds. The Funds are distributed by Wells Fargo Funds Distributor, LLC, Member NASD/SIPC, an affiliate of Wells Fargo & Company. The Parties also understand that Wells Fargo & Company will be paid, and its bank affiliates may be paid, fees for services to the Funds and that those fees may include Processing Organization fees as described in the Fund's prospectus.

The Parties understand that investments in the Fund are not obligations of, or endorsed or guaranteed by, Wells Fargo Bank or its affiliates and are not insured by the Federal Deposit Insurance Corporation.

The Parties acknowledge that they jointly have full power to direct investments of the Account.

Exhibit 2.3
[Exhibit A to Escrow Agreement]

EXHIBIT B-1

Alon Israel Oil Company, Ltd., an Israel corporation (“Alon Israel”) certifies that the names, titles, telephone numbers, e-mail addresses and specimen signatures set forth in Parts I and II of this Exhibit B-1 identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of Alon Israel, and that the option checked in Part III of this Exhibit B-1 is the security procedure selected by Alon Israel for use in verifying that a funds transfer instruction received by the Escrow Agent is that of Alon Israel.

Alon Israel has reviewed each of the security procedures and has determined that the option checked in Part III of this Exhibit B-1 best meets its requirements; given the size, type and frequency of the instructions it will issue to the Escrow Agent. By selecting the security procedure specified in Part III of this Exhibit B-1, Alon Israel acknowledges that it has elected to not use the other security procedures described and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Escrow Agent in compliance with the particular security procedure chosen by Alon Israel.

NOTICE: The security procedure selected by Alon Israel will not be used to detect errors in the funds transfer instructions given by Alon Israel. If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary. If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. Therefore, it is important that Alon Israel take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Escrow Agent.
Part I
Name, Title, Telephone Number, Electronic Mail (“e-mail”) Address and Specimen Signature for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of Alon Israel

Name	Title Telephone Number E-mail Address Specimen Signature

_______________	__________ ________________ _____________ ______________________

_______________	__________ ________________ _____________ ______________________

_______________	__________ ________________ _____________ ______________________

Part II
Name, Title, Telephone Number and E-mail Address for
person(s) designated to confirm funds transfer instructions

Name	Title Telephone Number E-mail Address

___________________	________________ ________________ _________________

Exhibit 2.3
[Exhibit B-1 to Escrow Agreement]

___________________	________________ ________________ _________________

___________________	________________ ________________ _________________

Exhibit 2.3
[Exhibit B-1 to Escrow Agreement]

Part III

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

Option 1. Confirmation by telephone call-back. The Escrow Agent shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part II above. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-1.
CHECK box, if applicable:
If the Escrow Agent is unable to obtain confirmation by telephone call-back, the Escrow Agent may, at its discretion, confirm by e-mail, as described in Option 2.

Option 2. Confirmation by e-mail. The Escrow Agent shall confirm funds transfer instructions by e-mail to a person at the e-mail address specified for such person in Part II of this Exhibit B-1. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-1. Alon Israel understands the risks associated with communicating sensitive matters, including time sensitive matters, by e-mail. Alon Israel further acknowledges that instructions and data sent by e-mail may be less confidential or secure than instructions or data transmitted by other methods. The Escrow Agent shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Escrow Agent.
CHECK box, if applicable:
If the Escrow Agent is unable to obtain confirmation by e-mail, the Escrow Agent may, at its discretion, confirm by telephone call-back, as described in Option 1.

Option 3. Delivery of funds transfer instructions by password protected file transfer system only - no confirmation. The Escrow Agent offers the option to deliver funds transfer instructions through a password protected file transfer system. If Alon Israel wishes to use the password protected file transfer system, further instructions will be provided by the Escrow Agent. If Alon Israel chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Escrow Agent.

Option 4. Delivery of funds transfer instructions by password protected file transfer system with confirmation. Same as Option 3 above, but the Escrow Agent shall confirm funds transfer instructions by telephone call-back or e-mail (must check at least one, may check both) to a person at the telephone number or e-mail address designated on Part II above. By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

Dated this ____ day of ___________, 2015.

By ________________________________________
Name:
Title:

Exhibit 2.3
[Exhibit B-1 to Escrow Agreement]

EXHIBIT B-2

Delek US Holdings, Inc., a Delaware corporation (“Delek”) certifies that the names, titles, telephone numbers, e-mail addresses and specimen signatures set forth in Parts I and II of this Exhibit B-2 identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of Delek, and that the option checked in Part III of this Exhibit B-2 is the security procedure selected by Delek for use in verifying that a funds transfer instruction received by the Escrow Agent is that of Delek.

Delek has reviewed each of the security procedures and has determined that the option checked in Part III of this Exhibit B-2 best meets its requirements; given the size, type and frequency of the instructions it will issue to the Escrow Agent. By selecting the security procedure specified in Part III of this Exhibit B-2, Delek acknowledges that it has elected to not use the other security procedures described and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Escrow Agent in compliance with the particular security procedure chosen by Delek.

NOTICE: The security procedure selected by Delek will not be used to detect errors in the funds transfer instructions given by Delek. If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary. If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. Therefore, it is important that Delek take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Escrow Agent.
Part I
Name, Title, Telephone Number, Electronic Mail (“e-mail”) Address and Specimen Signature for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of Delek

Name	Title Telephone Number E-mail Address Specimen Signature

_______________	__________ ________________ _____________ ____________________

_______________	__________ ________________ _____________ ____________________

_______________	__________ ________________ _____________ ____________________
Part II
Name, Title, Telephone Number and E-mail Address for
person(s) designated to confirm funds transfer instructions

Name	Title Telephone Number E-mail Address

___________________	________________ ________________ _________________

___________________	________________ ________________ _________________

___________________	________________ ________________ _________________

Exhibit 2.3
[Exhibit B-2 to Escrow Agreement]

Part III

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

Option 1. Confirmation by telephone call-back. The Escrow Agent shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part II above. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-2.
CHECK box, if applicable:
If the Escrow Agent is unable to obtain confirmation by telephone call-back, the Escrow Agent may, at its discretion, confirm by e-mail, as described in Option 2.

Option 2. Confirmation by e-mail. The Escrow Agent shall confirm funds transfer instructions by e-mail to a person at the e-mail address specified for such person in Part II of this Exhibit B-2. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-2. Delek understands the risks associated with communicating sensitive matters, including time sensitive matters, by e-mail. Delek further acknowledges that instructions and data sent by e-mail may be less confidential or secure than instructions or data transmitted by other methods. The Escrow Agent shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Escrow Agent.
CHECK box, if applicable:
If the Escrow Agent is unable to obtain confirmation by e-mail, the Escrow Agent may, at its discretion, confirm by telephone call-back, as described in Option 1.

Option 3. Delivery of funds transfer instructions by password protected file transfer system only - no confirmation. The Escrow Agent offers the option to deliver funds transfer instructions through a password protected file transfer system. If Delek wishes to use the password protected file transfer system, further instructions will be provided by the Escrow Agent. If Delek chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Escrow Agent.

Option 4. Delivery of funds transfer instructions by password protected file transfer system with confirmation. Same as Option 3 above, but the Escrow Agent shall confirm funds transfer instructions by telephone call-back or e-mail (must check at least one, may check both) to a person at the telephone number or e-mail address designated on Part II above. By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

Dated this ____ day of ___________, 2015.

By ________________________________________
Name:
Title:

Exhibit 2.3
[Exhibit B-2 to Escrow Agreement]

EXHIBIT C

FEES OF ESCROW AGENT

[See attached]

Exhibit 2.3
[Exhibit C to Escrow Agreement]

EXHIBIT 2.5(e)

FORM OF REGISTRATION RIGHTS AGREEMENT
REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into effective as of _________________, 2015, by and between DELEK US HOLDINGS, INC., a Delaware corporation (the “Company”), and ALON ISRAEL OIL COMPANY, LTD., an Israeli limited liability company (“Alon Israel”).
RECITALS
WHEREAS, Alon Israel and the Company are parties to that certain Stock Purchase Agreement, entered into effective as of April 14, 2015 (the “Purchase Agreement”), pursuant to which Alon Israel agreed to sell, and the Company agreed to purchase from Alon Israel, all of the shares of capital stock owned by Alon Israel in Alon USA Energy, Inc., a Delaware corporation, all as described in the Purchase Agreement;
WHEREAS, pursuant to the Purchase Agreement, the Company agreed to issue to Alon Israel ______________________________ (__________) shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) at the Closing (as defined in the Purchase Agreement) (the “Initial Delek Shares”), and may issue additional shares of Common Stock to Alon Israel subsequent to the Closing upon satisfaction of certain conditions specified in the Purchase Agreement (any such shares, the “Contingent Delek Shares”), in each case on a private placement basis pursuant to Section 4(a)(2) under the Securities Act (as defined below) and Rule 506 under Regulation D promulgated under the Securities Act;
WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of Alon Israel; and
WHEREAS, it is a condition to certain obligations of Alon Israel under the Purchase Agreement that this Agreement be executed and delivered.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS

1.1    Certain Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following respective meanings:
“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Alon Israel” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Claims” has the meaning ascribed to such term in Section 2.1(e)(i).
“Closing Date” has the meaning set forth in the Purchase Agreement.
“Common Stock” has the meaning specified therefor in the Recitals of this Agreement.
“Company” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Company Indemnified Person” has the meaning ascribed to such term in Section 2.1(e)(i).
“Contingent Delek Shares” has the meaning specified therefor in the Recitals of this Agreement.
“Delek Shares” means the Initial Delek Shares and, if and to the extent issued by the Company at the time, the Contingent Delek Shares.
“Demand Notice” has the meaning ascribed to such term in Section 2.1(a)(i).
“Demand Registration” has the meaning ascribed to such term in Section 2.1(a)(i).
“Demand Right” has the meaning ascribed to such term in Section 2.1(a)(i).
“Equity Interest” means (a) with respect to a corporation, any and all shares of capital stock of such corporation, (b) with respect to a partnership, limited liability company, trust, or similar Person, any and all units, interests, or other partnership or limited liability company interests, and (c) any other direct or indirect equity ownership or participation in a Person.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Holder” means Alon Israel and any Person holding Registrable Securities to whom the rights under Section 2.1 have been transferred in accordance with Section 2.1(h).
“Holder Indemnified Person” has the meaning ascribed to such term in Section 2.1(e)(ii).
“Included Registrable Securities” has the meaning ascribed to such term in Section 2.1(b)(i).
“Indemnified Damages” has the meaning ascribed to such term in Section 2.1(e)(i).
“Indemnified Party” has the meaning ascribed to such term in Section 2.1(e)(iii).
“Indemnifying Party” has the meaning ascribed to such term in Section 2.1(e)(iii).
“Initial Delek Shares” has the meaning specified therefor in the Recitals of this Agreement.
“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.
“Other Holders” has the meaning ascribed to such term in Section 2.1(b)(ii).

Exhibit 2.5(e)
Registration Rights Agreement

“Person” means an individual or entity, including, without limitation, any corporation, association, joint stock company, trust, joint venture, general or limited partnership, limited liability company, unincorporated organization, or governmental entity (or any department, agency or political subdivision thereof).
“Piggyback Registration” has the meaning ascribed to such term in Section 2.1(b)(i).
“Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.
“register,” “registered” and “registration” refer to the registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement by the SEC.
“Registrable Securities” means (A) the Delek Shares and (B) any shares of Common Stock or other capital stock of the Company issued or issuable with respect to or in exchange for the Delek Shares as a result of any stock split, stock dividend, distribution, recapitalization, exchange or similar event or otherwise; provided, however, that such shares shall only be treated as Registrable Securities if and only for so long as they are held by a Holder and (1) have not been disposed of pursuant to a Registration Statement declared effective by the SEC, (2) have not been disposed of pursuant to Rule 144, (3) have not otherwise been sold in a transaction exempt from the registration requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (4) may not be freely sold by a Holder under Rule 144 without any restriction on the volume or manner of sale or any other limitations under such Rule 144.
“Registration Expenses” means all expenses incurred by the parties in complying with Sections 2.1(a) and (b), including, without limitation, all registration, qualification, exchange listing and filing fees, printing expenses, fees and expenses of counsel (including one counsel for the Holders selling shares in such registration) and independent accountants for the Company, blue sky fees and expenses and fees and expenses of the transfer agent for the Common Stock, incident to or required by any such registration (but excluding the Selling Expenses for any Holder).
“Registration Period” has the meaning ascribed to such term in Section 2.1(d)(i).
“Registration Statement” means a registration statement under the Securities Act filed by the Company with the SEC.
“Registration Term” has the meaning ascribed to such term in Section 2.1(a)(i).
“Rule 144” means Rule 144 promulgated under the Securities Act or any successor or similar rule as may be enacted by the SEC from time to time, all as the same shall be in effect at the time.
“SEC” means the Securities and Exchange Commission of the United States or any other U.S. federal agency at the time administering the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.
“Selling Expenses” means all underwriting discounts and selling commissions and similar fees applicable to the sale of Registrable Securities, all fees and expenses of legal counsel for any Holder (other

Exhibit 2.5(e)
Registration Rights Agreement

than fees and expenses of one counsel for the Holders that constitute Registration Expenses) and all transfer taxes relating to any sale of Registrable Securities.
“Selling Holder” means a Holder who is selling Registrable Securities pursuant to Section 2.1(b).
“Subsidiary” means, as to a Person, any corporation, partnership, joint venture, limited liability company, association or other entity or organization in which such Person owns (directly or indirectly) any Equity Interest or other similar ownership interest.
“Underwritten Offering” means an offering in which shares of Common Stock are sold to an underwriter on a firm commitment or best efforts basis for reoffering to the public pursuant to a Registration Statement.
“Violations” has the meaning ascribed to such term in Section 2.1(e)(i).
ARTICLE II
REGISTRATION RIGHTS

2.1	Registration Rights.
(a)    Demand Registration.
(i)    Demand Procedure. Subject to the provisions of Section 2.1(a)(ii), at any time beginning on the date of expiration of the transfer restriction set forth in Section 6.3 of the Purchase Agreement, until the fifth (5th) annual anniversary of the Closing Date (the “Registration Term”), a Holder shall have the right (the “Demand Right”), by written notice to the Company (a “Demand Notice”), to require the Company to register all or a portion of the Registrable Securities held by such Holder under and in accordance with the provisions of the Securities Act (in each case, a “Demand Registration”); provided, however, that the Company shall have no obligation to register any Registrable Securities under this Section 2.1(a): (A) unless and until the Company receives Demand Notices demanding registration of Registrable Securities from the Holder or Holders of at least a majority of the then-outstanding Registrable Securities; (B) except as otherwise provided in Section 2.1(a)(iii), if the Company is in the process of effecting a demand registration under this Section 2.1(a); (C) prior to the filing by the Company of a Current Report on Form 8-K, or amendment thereto, which includes the financial statements and pro forma financial information required under Item 9.01(a) and 9.01(b) of Form 8-K with respect to the acquisition contemplated by the Purchase Agreement; or (D) if a Registration Statement filed pursuant to a Demand Notice is already effective which would permit the distribution sought in a new Demand Notice. The Company shall, within five (5) Business Days after the date a Demand Notice is given, provide written notice of such request to all Holders of Registrable Securities. As soon as practicable, but in any case subject to clauses (A) through (D) above, no later than thirty (30) days following the receipt by the Company of the original Demand Notice, the Company will file (i) an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) on Form S‑3ASR with the SEC, if the Company is then a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) eligible to file Form S-3ASR under the applicable rules and regulations of the SEC, or (ii) a Registration Statement on Form S-3 with the SEC, if the Company is not then eligible to file an automatic shelf registration statement on Form S-3ASR under the applicable rules of the SEC, in either case with respect to resale of the issued and outstanding Registrable Securities covered by the original Demand Notice and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by such other Holders in a Demand Notice which shall be provided to the Company on or before ten (10) days after the date the Company’s Notice is given to such Holders; provided, however, that if the Company is not then eligible to file a Registration Statement on Form

Exhibit 2.5(e)
Registration Rights Agreement

S-3ASR or Form S-3, the Company shall instead file a Registration Statement on Form S-1 (or other applicable form) no later than sixty (60) days following receipt of the original Demand Notice. The Company will use commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as promptly as practicable after such filing (except in the case of an automatic shelf registration statement on Form S-3ASR that is deemed effective upon filing). For the avoidance of doubt, in the event that the Demand Right described in this Section 2.1(a)(i) has been properly exercised in the accordance with the terms hereof on or before the end of the Registration Term, the Company shall use commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC in accordance with the terms and conditions set forth herein notwithstanding the fact that effectiveness would occur after the Registration Term. The Company shall not be required to effect a Demand Registration more than five (5) times for the Holders as a group.
(ii)    Postponement. Notwithstanding anything to the contrary in this Agreement, the Company will, upon written notice to any Holder whose Registrable Securities are included in or proposed to be included in a Registration Statement pursuant to Section 2.1(a)(i), be entitled to postpone the filing of, or, except in the case of an automatic shelf registration statement on Form S‑3ASR, declaration of effectiveness of, any Registration Statement prepared pursuant to the exercise of a Demand Right for a reasonable period of time not in excess of ninety (90) days, if the board of directors of the Company determines, in the good faith exercise of its business judgment, and has delivered to the Holders written certification to the effect, that such registration and offering would (A) require disclosure of material non-public information concerning the Company which, at such time, is not in the best interest of the Company or (B) materially and adversely affect the Company; provided, however, such postponement right shall be exercised by the Company not more than twice in any twelve (12) month period. In the event of any such postponement, the Company will promptly notify the Holders in writing when the events or circumstances permitting such postponement have ended. In the event that the Company is subject to a binding lock-up agreement with one or more third-party underwriters at any time that a Holder requests a Demand Registration, the Company shall have the right to postpone the filing of a Registration Statement pursuant to the Demand Notice until the expiration of the applicable lock-up period (not to exceed ninety (90) days, plus any customary extension period of the applicable underwriter).
(iii)    Marketing Factors. If any Demand Registration is in the form of an Underwritten Offering, the Holders of a majority of the Registrable Securities to be so registered will select and obtain the services of the investment banking firm or firms and manager or managers that will administer the offering and the counsel to such investment banking firms and managers; provided that such investment banking firm, managers and counsel must be reasonably satisfactory to the Company. If the Managing Underwriter or underwriters of any proposed Underwritten Offering of shares of Common Stock pursuant to a Demand Registration advises the Company that the total issued and outstanding Registrable Securities held by all of the Holders exceeds the number of shares of Common Stock which can be sold in such offering or would have an adverse effect on the price, timing or distribution of the shares of Common Stock proposed to be offered in such Underwritten Offering, then the shares of Common Stock to be included in such Underwritten Offering on behalf of the Holders shall include the number of Registrable Securities that such Managing Underwriter or underwriters advises the Company can be sold without having such adverse effect, and the number of shares that may be included in such Underwritten Offering shall be allocated to the Holders on a pro rata basis based on the number of Registrable Securities held by each Holder. If the Managing Underwriter excludes or withdraws 50% or more of the total issued and outstanding Registrable Securities from such Underwritten Offering pursuant to this Section 2.1(a)(iii), then such Demand Registration shall not count as a Demand Registration permitted hereunder. If the Managing Underwriter excludes or withdraws any Registrable Securities from such Underwritten Offering pursuant to this Section 2.1(a)(iii), then the Registration Term shall be extended until such time as those excluded or withdrawn Registrable Securities

Exhibit 2.5(e)
Registration Rights Agreement

are registered under a Registration Statement or cease to be Registrable Securities; provided, however, that the Registration Term shall in no event be extended beyond the date that is five (5) years and six (6) months after the Closing Date.
(b)    Piggyback Registration.
(i)    Participation. If the Company proposes to file a Registration Statement at any time beginning on the Closing Date, until the end of the Registration Term, with respect to shares of Common Stock for its own account, for sale to the public, or to register shares of Common Stock for stockholders of the Company other than the Holders, other than (x) a registration on Form S-8 relating solely to employee benefit plans, (y) a registration relating solely to a transaction contemplated by Rule 145 under the Securities Act, or (z) a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of Registrable Securities, the Company shall give prompt notice of such proposed registration to each Holder and such notice shall offer each Holder (or any Holder who is not participating in the proposed Registration Statement) the opportunity to include in such registration such number of Registrable Securities (the “Included Registrable Securities”) as such Holder may request in writing (a “Piggyback Registration”). The notice required to be provided in this Section 2.1(b)(i) to each Holder shall be provided pursuant to Section 3.3 and receipt of such notice shall be confirmed by each Holder. Each Holder shall then have fifteen (15) days to request inclusion of Registrable Securities in the registration. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggyback Registration. If, at any time after giving written notice of its intention to undertake a registration and prior to the closing of such registration, the Company shall determine for any reason not to undertake or to delay such registration, the Company may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such registration, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated registration, and (y) in the case of a determination to delay such registration, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the registration. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to the Company of such withdrawal up to and including the time of pricing of such offering. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2.1(a) of this Agreement.
(ii)    Priority of Piggyback Registration. If the Managing Underwriter or underwriters of any proposed Underwritten Offering of shares of Common Stock included in a Piggyback Registration advises the Company that the total amount of shares of Common Stock which the Selling Holders and any other Persons (other than the Company) intend to include in such offering exceeds the number which can be sold in such offering or would have an adverse effect on the price, timing or distribution of the shares of Common Stock proposed to be offered in such Underwritten Offering, then the shares of Common Stock to be included in such Underwritten Offering on behalf of the Selling Holders shall include the number of Registrable Securities that such Managing Underwriter or underwriters advises the Company can be sold without having such adverse effect. Such shares of Common Stock shall be allocated pro rata among the Selling Holders and any other Persons who possess registration rights who have requested participation in the Piggyback Registration (“Other Holders”) (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (A) the number of shares of Common Stock or other capital stock of the Company proposed to be sold by such Selling Holder or such Other Holder in such offering by (B) the aggregate number of shares of such class of securities proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration).

Exhibit 2.5(e)
Registration Rights Agreement

(c)    Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.1(a) and Section 2.1(b) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any Registration Expenses for any registration proceeding begun pursuant to Section 2.1(a) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree that such withdrawn registration shall constitute a Demand Registration to which they were entitled pursuant to Section 2.1(a). All Selling Expenses relating to the sale of Registrable Securities registered by or on behalf of the Holders shall be borne by such Holders pro rata on the basis of the number of Registrable Securities so registered except to the extent such Selling Expense is specifically attributable to one Holder, in which case it shall be borne by such Holder.
(d)    Registration Procedures. In the case of the registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will, upon reasonable request, inform each Holder as to the status of such registration, qualification and compliance. At its expense, in the case of a Registration Statement filed pursuant to Section 2.1(a) or Section 2.1(b), the Company will, during such time as any Holder holds Registrable Securities:
(i)    use commercially reasonable efforts to cause such Registration Statement to become effective and to prepare and file such amendments and post-effective amendments to the Registration Statement and any documents required to be incorporated by reference therein as may be necessary to keep the applicable Registration Statement filed and declared effective pursuant to this Agreement, and any related qualification or compliance under state securities laws which it is necessary to obtain, effective until the earliest of (A) three (3) years after the declaration of effectiveness of the Registration Statement by the SEC, (B) the date upon which all Registrable Securities cease to be Registrable Securities and (C) the date upon which the Holders have completed the distribution described in such Registration Statement, whichever first occurs (the period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as the “Registration Period”); provided, however, that in the case of clause (A), such Registration Period shall be extended by a period of time equal to the duration of any stop order, injunction or other order or requirement of the SEC or other governmental agency or court issued to or by which the Company is bound and by any postponement initiated by the board of directors of the Company pursuant to Section 2.1(a)(ii); provided further, however, that in no event shall any such extension period exceed six (6) months.
(ii)    at least five (5) Business Days prior to filing a Registration Statement and at least three (3) Business Days prior to the filing of a prospectus or any amendments or supplements to a Registration Statement or a prospectus (but not any periodic report to be incorporated by reference in a Registration Statement or a prospectus), the Company shall furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriter or underwriters, if any, copies of or drafts of all such documents proposed to be filed, which documents shall be subject to the reasonable review of such Holders and underwriters, if any, and the Company shall use commercially reasonable efforts to satisfy any objections with respect thereto raised by the Holders of a majority of the Registrable Securities participating in such registration or the underwriters, if any;

Exhibit 2.5(e)
Registration Rights Agreement

(iii)    in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
(iv)    furnish such number of prospectuses and other documents incident thereto as any Holder from time to time may reasonably request to enable such Holder to consummate the disposition of the Registrable Securities owned by such Holder;
(v)    use commercially reasonable efforts to timely register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary to enable such Holder to consummate the disposition of the Registrable Securities owned by such Holder in such jurisdictions; provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.1(d), (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any jurisdiction unless the Company is already subject to service in such jurisdiction;
(vi)    notify each Holder of such Registrable Securities as promptly as practicable (A) after becoming aware of the happening of any event as a result of which the Registration Statement, the prospectus included in the Registration Statement, as then in effect, or any prospectus supplement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) if the board of directors of the Company determines, in the good faith exercise of its business judgment, that the disposition of Registrable Securities pursuant to the Registration Statement would (I) require disclosure of material non-public information concerning the Company which, at such time, is not in the best interest of the Company, or (II) otherwise materially and adversely affect the Company, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the receipt by the Company of written correspondence from the SEC notifying the Company that the SEC may undertake either of the foregoing or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction, and notify each Holder of such Registrable Securities when such events or circumstances have ended and the applicable Registration Statement is again available for use in connection with dispositions of Registrable Securities and, if appropriate, the Company will in connection therewith prepare a supplement or amendment to the prospectus included in the applicable Registration Statement so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, written notification from the SEC of the possibility thereof or proceedings related thereto;
(vii)    notify each Holder of such Registrable Securities as promptly as practicable of (A) the filing of the Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (B) the receipt of any written comments from the SEC

Exhibit 2.5(e)
Registration Rights Agreement

with respect to any filing referred to in clause (A) and any written request by the SEC for amendments or supplements to the Registration Statement or any prospectus or prospectus supplement thereto;
(viii)    upon request and subject to appropriate confidentiality arrangements between the parties, furnish to all Holders copies of all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) to the extent related to a Registration Statement filed pursuant to Section 2.1(a) or Section 2.1(b);
(ix)    in the case of an Underwritten Offering, use commercially reasonable efforts to cause to be furnished, upon request of the underwriters, (i) an opinion of counsel for the Company dated the date of the closing under the underwriting agreement and (ii) a “comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have audited any of the Company’s financial statements included or incorporated by reference into the Registration Statement, and each of the opinion and the “comfort” letter shall be in customary form and cover such matters with respect to such Registration Statement (and the prospectus and any prospectus supplement included therein) as such underwriters may reasonably request and which are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in similar Underwritten Offerings of securities;
(x)    otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(xi)    make available to the appropriate representatives of the Managing Underwriter and Holders access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act to the extent such defense is available to such person; provided, that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;
(xii)    provide a transfer agent and registrar for all Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;
(xiii)    if requested by a Holder and subject to review by the Company and approval by the Company, such approval not to be unreasonably withheld or delayed, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and
(xiv)    cause all such Registrable Securities to be listed or quoted on each securities exchange or nationally recognized automated quotation system on which similar securities issued by the Company are then listed or quoted.

Exhibit 2.5(e)
Registration Rights Agreement

(e)    Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:
(i)    To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Holder, the directors, officers, members, partners, employees, agents, underwriters, advisors, representatives of, and each Person, if any, who controls any Holder within the meaning of the Securities Act or the Exchange Act (each, a “Company Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened (“Indemnified Damages”), to which any of them may become subject to the extent such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (A) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any document incorporated by reference therein or in any filing made in connection with the qualification of the offering under the securities or other blue sky laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or contained in any related free writing prospectuses of the Company or in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (A) through (C) being, collectively, “Violations”). Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 2.1(e)(i): (i) shall not apply to a Claim by a Company Indemnified Person to the extent arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Company Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company Indemnified Person and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 2.1(h).
(ii)    In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 2.1(e)(i), the Company, each of its directors, each of its officers who signs the Registration Statement, each of its employees, agents, advisors and representatives and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, a “Holder Indemnified Person”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, to the extent such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use in connection with such Registration Statement; provided, however, that the indemnity agreement contained in this Section 2.1(e)(ii) and the

Exhibit 2.5(e)
Registration Rights Agreement

agreement with respect to contribution contained in Section 2.1(e)(iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Holder shall be liable under this Section 2.1(e)(ii) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds (net of any Selling Expenses) to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement, except in the event of fraud by such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Person and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 2.1(h). Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 2.1(e)(ii) with respect to any preliminary prospectus shall not inure to the benefit of any Holder Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.
(iii)    Each Company Indemnified Person or Holder Indemnified Person entitled to indemnification under this Section 2.1(e) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any Claim as to which indemnity may be sought, and unless in such Indemnified Party’s reasonable judgment a conflict of interest may exist between such Indemnified Party and the Indemnifying Party, shall permit the Indemnifying Party to assume the defense of any such Claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such Claim, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is prejudicial to the Indemnifying Party in defending such Claim.
(iv)    If the indemnification provided for in this Section 2.1(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Claim or Indemnified Damages referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim or Indemnified Damages in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the Violations which resulted in such Claim or Indemnified Damages as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the Violation relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(f)    Covenants of Holders.
(i)    Each Holder agrees that, upon receipt of any notice from the Company pursuant to Section 2.1(d)(vi), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement (and if so requested by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies, then in such Holder’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice), until the receipt of written notification from the Company that the circumstances

Exhibit 2.5(e)
Registration Rights Agreement

requiring the discontinuation of the use of such Registration Statement have ended and, if applicable, receipt from the Company of copies of a supplemented or amended prospectus.
(ii)    Each Holder whose Registrable Securities are included in a Registration Statement pursuant to an Underwritten Offering severally agrees to enter into such lock-up agreement as the Managing Underwriter may in its reasonable discretion require in connection with any such Underwritten Offering (which lock-up agreement may provide for a lock-up period of up to 90 days, plus any customary extension period of the applicable underwriter); provided, however, that all executive officers and directors of the Company shall be subject to similar restrictions or enter into similar agreements (subject to such exceptions as the Managing Underwriter may permit in its reasonable discretion).
(iii)    Each Holder agrees to notify the Company, at any time when a prospectus relating to a Registration Statement contemplated by Sections 2.1(a) or 2.1(b), as the case may be, is required to be delivered by it under the Securities Act, of the occurrence of any event relating to the Holder which requires the preparation of a supplement or amendment to such prospectus included in the Registration Statement so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading relating to such Holder, and each Holder shall promptly make available to the Company the information to enable the Company to prepare any such supplement or amendment. Each Holder also agrees that, upon delivery of any notice by it to the Company of the happening of any event of the kind described in the preceding sentence of this subsection, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until its receipt of the copies of the supplemental or amended prospectus contemplated by this subsection, which the Company shall promptly make available to each Holder and, if so requested by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities at the time of delivery of such notice.
(iv)    Each Holder shall promptly furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.1. Such Holder will assist the Company in updating such information in the Registration Statement and any prospectus supplement relating thereto.
(v)    Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement described in this Section 2.1 are not transferable on the books of the Company unless the stock certificate evidencing such Registrable Securities (or other applicable documentation, if the Registrable Securities are registered as restricted securities in book-entry form in a direct registration system maintained for the Company by its transfer agent) is submitted to the Company’s transfer agent.
(vi)    Each Holder hereby covenants with the Company not to make any disposition of Registrable Securities pursuant to the Registration Statement other than in compliance with the Securities Act and other applicable laws (provided, that for purposes of this covenant, each Holder shall be entitled to rely on the accuracy and completeness of disclosures with respect to which the Company is providing indemnification pursuant to Section 2.1(e) hereof).

Exhibit 2.5(e)
Registration Rights Agreement

(vii)    Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement that constitutes a violation of Regulation M under the Exchange Act or to take any action that violates any other applicable rule, regulation or securities law, including, without limitation, laws relating to short-selling. If requested by the SEC in connection with the review of a Registration Statement or otherwise, each Holder agrees to certify its acknowledgement of the matters described in the preceding sentence and compliance therewith.
(g)    Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use commercially reasonable best efforts after the Closing Date and until the earlier of (i) the end of the Registration Term (or, if the filing or effectiveness of a Registration Statement pursuant to a Demand Registration is then pending as set forth in the penultimate sentence of Section 2.1(a)(i) or a Registration Statement is then effective, the end of the latest expiring Registration Period with respect to any such Registration Statement) and (ii) such date that the Registrable Securities have been (A) disposed of pursuant to a Registration Statement declared effective by the SEC, (B) disposed of pursuant to Rule 144 or (C) otherwise been sold in a transaction exempt from the registration requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, to:
(i)    make and keep adequate current public information with respect to the Company available, as those terms are understood and defined in Rule 144, at all times; and
(ii)    file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act.
(h)    Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Holder by the Company under Sections 2.1(a) and 2.1(b) may be assigned in full by a Holder (i) to a Subsidiary of such Holder, provided that such Holder retains its ownership interest in such Subsidiary, (ii) to an Affiliate of such Holder (other than a Subsidiary of such Holder) provided that such assignment shall NOT be with the intent of or as part of a transaction or a series of related transactions to transfer, assign, merge or exchange such Affiliate to or with a Person that is not an Affiliate of such Holder or (iii) to a transferee or assignee in conjunction with a transfer or assignment of all or substantially all of such Holder’s assets to such transferee or assignee; provided, however, that (A) any transfer or assignment pursuant to clause (i), (ii) or (iii) shall be effected in accordance with applicable securities laws; (B) such Holder gives prior written notice to the Company; and (C) such transferee agrees in writing to comply with the terms and provisions of this Agreement and such transfer does not violate any other provision of this Agreement. Except as permitted by this Section 2.1(h), the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.
ARTICLE III
MISCELLANEOUS
3.1    Governing Law. This Agreement shall be construed (both as to validity and performance), interpreted and enforced in accordance with, and governed by, the laws of the State of New York, without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction.

Exhibit 2.5(e)
Registration Rights Agreement

3.2    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that such transactions are fulfilled to the extent possible.
3.3    Notices. Notices shall be provided as set forth in Section 10.5 of the Purchase Agreement, and such provisions are incorporated herein for all purposes.
3.4    Titles and Subtitles. The titles and subtitles contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
3.5    Waivers and Amendments. This Agreement may be amended or waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), but only by an instrument in writing authorized by the Company and the Holder or Holders of at least a majority of the Registrable Securities and signed by the Company and such Holder or Holders, as applicable. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to any Holder who has not previously received notice thereof or consented thereto in writing. No failure or delay on the part of any party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.
3.6    Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of each party and its successors and permitted assigns.
3.7    Entire Agreement. This Agreement, in conjunction with the Purchase Agreement, constitute the entire agreement and understanding of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof and thereof.
3.8    Interpretation. Unless otherwise expressly provided to the contrary in this Agreement, this Agreement shall be interpreted in accordance with the provisions set forth in Section 1.2 of the Purchase Agreement, and such provisions are incorporated herein for all purposes.
3.9    Dispute Resolution. Except as otherwise provided in Section 3.11, the dispute resolution provisions in Section 10.6 of the Purchase Agreement shall be applicable to this Agreement, and such provisions are incorporated herein for all purposes.
3.10    Counterparts. This Agreement may be executed in multiple counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
3.11    Specific Performance. Notwithstanding the provisions of Section 3.9, the parties hereto acknowledge that there would be no adequate remedy at law if they fail to perform their obligations hereunder, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction (whether temporary, preliminary or permanent) or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may

Exhibit 2.5(e)
Registration Rights Agreement

have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.
3.12    No Third Party Beneficiaries. Nothing expressed or implied in this Agreement shall be construed to give any Person other than the parties hereto any legal or equitable rights hereunder.

Exhibit 2.5(e)
Registration Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

DELEK US HOLDINGS, INC.

By:
Name:
Title:

By:
Name:
Title:

ALON ISRAEL OIL COMPANY, LTD.

By:
Name:
Title:

By:
Name:
Title:

Exhibit 2.5(e)
[Signature Page to Registration Rights Agreement]

EXHIBIT 2.5(f)

FORM OF ASSIGNMENT OF REGISTRATION RIGHTS AGREEMENT
ASSIGNMENT OF REGISTRATION RIGHTS AGREEMENT
THIS ASSIGNMENT OF REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into effective as of ____________, 2015 (the “Effective Date”), by and between ALON ISRAEL OIL COMPANY, LTD., an Israeli corporation (“Seller”), and DELEK US HOLDINGS, INC., a Delaware corporation (“Buyer”). Each of Seller and Buyer may be referred to herein individually as a “Party,” and collectively as the “Parties.”
WHEREAS, Seller and Buyer have entered into that certain Stock Purchase Agreement, effective as of April 14, 2015 (the “Stock Purchase Agreement”), pursuant to which, among other things, Seller has agreed to assign all of its rights, title, and interests in, and Buyer has agreed to assume all of Seller’s duties and obligations under, that certain Registration Rights Agreement, dated as of July 6, 2005, by and between Alon USA Energy, Inc., a Delaware corporation (“Alon USA”), and Seller (as amended, the “Alon USA Registration Rights Agreement”).
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Stock Purchase Agreement.

2.
Assignment and Assumption. Seller hereby sells, assigns, grants, conveys and transfers to Buyer all of Seller’s right, title and interest in and to the Alon USA Registration Rights Agreement. Buyer hereby accepts such assignment and assumes all of Seller’s duties and obligations under the Alon USA Registration Rights Agreement.

3.
Governing Law. This Agreement and the legal relations between the Parties with respect hereto shall be governed by and construed in accordance with the domestic Laws of the State of Delaware without regard or giving effect to any choice or conflict of Law provision or rule (whether of such state or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than such state.

4.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signed counterparts of this Agreement may be delivered by facsimile or by scanned pdf image; provided that each Party uses Commercially Reasonable Efforts to deliver to each other Party original signed counterparts as soon as possible thereafter. by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

5.
Cooperation. Each Party, at the request of the other Party, and without additional consideration, shall execute and deliver, from time to time, such additional documents or instruments of conveyance and transfer and take or cause to be taken such additional actions as may be necessary or advisable to accomplish the transactions contemplated by this Agreement.
Balance of page intentionally left blank

Exhibit 2.5(f)
2

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.
SELLER:

ALON ISRAEL OIL COMPANY, LTD.

By:

Name:

Title:

By:

Name:

Title:

BUYER:

DELEK US HOLDINGS, INC.

By:

Name:

Title:

By:

Name:

Title:

Exhibit 2.5(f)
Signature page to Assignment of Registration Rights Agreement

EXHIBIT 2.5(h)

SELLER LEGAL OPINION TOPICS

1.	Seller is a corporation duly incorporated, validly existing and in good standing as a corporation under the laws of Israel.

2.
Seller has the requisite corporate power and authority to execute, deliver and perform its obligations under the Stock Purchase Agreement, Escrow Agreement, Assignment of Registration Rights Agreement and all other instruments and agreements delivered pursuant to the Stock Purchase Agreement (collectively, the “Transaction Documents”), including without limitation to issue and deliver, subject to the satisfaction of the conditions to such issuance and delivery set forth in the Stock Purchase Agreement, the Alon Shares. The execution, delivery and performance by Seller of its obligations under the Transaction Documents have been duly authorized by all necessary corporate action of Seller, and the Transaction Documents have been duly executed and delivered by Seller.

3.	Each of the Transaction Documents constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

4.
The execution, delivery and performance by Seller of its obligations under the Transaction Documents, do not and will not (i) require the consent of the stockholders of Seller, or (ii) result in a breach of Seller’s organizational documents or a violation of applicable Law.

5.
The execution, delivery and performance by Seller of its obligations under the Transaction Documents, including the delivery of the Alon Shares, do not require (on the part of Seller) any consents, approvals, permits, orders or authorizations of, or qualifications, registrations, designations, declarations or filings with any Governmental Authority (including Israeli Governmental Authorities) (other than filings that may be mandated by the HSR Act, applicable federal securities laws or the rules and regulations of the New York Stock Exchange).

6.	The courts of Israel will observe and give effect to the choice of law and submission to venue set forth in the Transaction Documents.

[The above opinions would be subject to customary assumptions, qualifications, limitations and exceptions.]

Exhibit 2.5(h)

EXHIBIT 2.5(i)

ALON ISRAEL DIRECTORS

1.	Shraga Biran;

2.	Boaz Biran;

3.	Yonel Cohen;

4.	Amit Ben Itzhak; and

5.	Mordehay Ventura.

Exhibit 2.5(i)

EXHIBIT 2.6(f)

BUYER LEGAL OPINION TOPICS

1.	Buyer is a corporation duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Delaware.

2.
Buyer has the requisite corporate power and authority to execute, deliver and perform its obligations under the Stock Purchase Agreement, the Registration Rights Agreement and the Delek Note (collectively the “Transaction Documents”), including without limitation to issue and deliver, subject to the satisfaction of the conditions to such issuance and delivery set forth in the Stock Purchase Agreement, the Delek Shares, the Contingent Delek Shares and the Delek Note. The execution, delivery and performance by Buyer of its obligations under the Transaction Documents have been duly authorized by all necessary corporate action of Buyer, and the Transaction Documents have been duly executed and delivered by Buyer.

3.
Each of the Transaction Documents constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, receivership, or similar Laws or judicial decisions now or hereafter in effect relating to, limiting, or affecting the rights of creditors generally or by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law).

4.
The Delek Shares have been duly authorized and, when issued against receipt of the Alon Shares in consideration therefor in accordance with the Stock Purchase Agreement, will be validly issued, fully paid and non-assessable. The Contingent Delek Shares have been duly authorized and validly reserved for issuance by Buyer and, when and if issued by Buyer in accordance with the Stock Purchase Agreement, will be validly issued, fully paid and non-assessable.

5.
The execution, delivery and performance by Buyer of its obligations under the Transaction Documents, do not and will not (i) violate the Delaware General Corporation Law or any federal statute, rule or regulation applicable to Buyer, or (ii) violate Buyer’s Certificate of Incorporation or Bylaws.

6.
The execution, delivery and performance by Buyer of its obligations under the Transaction Documents, including the issuance and delivery of the Delek Shares, do not require (on the part of Buyer) any consents, approvals, permits, orders or authorizations of, or qualifications, registrations, designations, declarations or filings with, any Delaware corporate or governmental authority under the Delaware General Corporation Law, or any U.S. federal regulatory authority (other than filings that may be mandated by the HSR Act, applicable federal securities laws or the rules and regulations of the New York Stock Exchange).

[The above opinions would be subject to customary assumptions, qualifications, limitations and exceptions.]

Exhibit 2.6(f)

EXHIBIT 6.9

FORM OF RESIGNATION AND RELEASE
_________, 2015
Alon USA Energy, Inc.
[address]
[address]
To the Board of Directors of Alon USA Energy, Inc.:
Effective as of the date hereof, I voluntarily resign from all positions [including but not limited to board of director, board committee, and officer] with Alon USA Energy, Inc., Alon USA Partners, LP, Alon USA Partners GP, LLC and their respective subsidiaries and affiliates (collectively, the “Alon Entities”).
In exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of the date hereof, I do hereby release, acquit, forever discharge, and covenant not to sue any of the Alon Entities or their respective officers, directors, agents, servants, employees, shareholders, affiliates, successors, and assigns, of and from any and all claims, fees, duties, liabilities, covenants, demands, actions, causes of action, suits, assertions of liabilities, debts, dues, accounts, costs, expenses, damages, judgments, sums of money, and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, matured and unmatured, disclosed and undisclosed, absolute or contingent, asserted or unasserted, whether now existing or hereafter arising out of or in any way related to any agreements, events, acts, conduct, or other matter, cause, or thing whatsoever attributable to any time prior to and including the date hereof, including, without limitation, any claims or demands that relate to my relationship prior to the date hereof with the Alon Entities, rights or status as a member of the board of directors or similar governing authority of the Alon Entities or any committees thereof, compensation, cash, bonuses, commissions, incentive payments, stock, stock options, or any ownership or equity interests in the Alon Entities, fringe benefits, severance benefits, or any other form of compensation, and claims pursuant to any federal, state, or local law, statute, common law or cause of action (“Claims”); provided, however, that notwithstanding the foregoing, the release set forth herein shall not extend to, and shall not in any way extinguish, limit, or modify the rights, benefits, and privileges, if any, (i) owed to me in my capacity as an employee or (ii) available to me in my capacity as a member of the board of directors or similar governing authority of the Alon Entities or any committees thereof (a) to indemnification, advancement of expenses, and/or defense under the Articles of Incorporation, Bylaws or similar governing documents or instruments of the Alon Entities, each as amended and existing on the date hereof, or (b) under any insurance contract or policy as existing on the date hereof which extend to my benefit. Furthermore, the foregoing release shall not be of any force or effect (and such Claims shall be deemed revived) if and to the extent any of the Alon Entities brings a Claim against me related to an alleged breach of fiduciary duties, but only with respect to any related Claims arising out of the same facts that I may have against the Alon Entities. I hereby represent that as of the date hereof I have no lawsuit, claim, or action pending in my name or on my behalf, or on behalf of any other person or entity, against the Alon Entities or any other person or entity subject to the release granted herein.
Very truly yours,

[name]

Exhibit 6.9